UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

L.B. FOSTER COMPANY

(Name of Registrant as Specified in Its Charter)

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L. B. FOSTER COMPANY 415 Holiday Drive Pittsburgh, Pennsylvania 15220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2013

To Our Shareholders:

L. B. Foster Company will hold its annual meeting of shareholders at the Company’s principal executive offices at 415 Holiday Drive, Pittsburgh, Pennsylvania on Thursday, May 23, 2013, at 11:00 AM, local time, for the purposes of:

1.

Electing a board of seven directors for the ensuing year.

2.

Ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for 2013.

3.

Approving by advisory vote, the compensation paid to the Company’s named executive officers in 2012, which vote shall be non-binding.

4.

Approving The L. B. Foster Company Executive Annual Incentive Compensation Plan, as amended and restated.

5.

Acting upon any other matters that properly come before the meeting.

Shareholders are cordially invited to attend the meeting.  Only holders of record of our common stock at the close of business on March 22, 2013 will be entitled to vote at the meeting or at any adjournment thereof.

We are following U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders over the Internet.  This process expedites shareholder receipt of proxy materials and lowers the cost of our annual meeting.  On or about April 12, 2013, we mailed to our shareholders a notice of internet availability containing instructions on how to access our 2013 Proxy Statement and 2012 Annual Report and how to cast your vote.  The notice also included instructions on how to receive a paper copy of the annual meeting materials.

Joseph S. Cancilla

Vice President, General Counsel & Secretary

Pittsburgh, Pennsylvania

April 12, 2013

i

ii

L.B. FOSTER COMPANY

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the “Board”) of L. B. Foster Company (the “Company”) to be voted at the May 23, 2013 annual meeting of shareholders and at any adjournment or postponement thereof (the “Annual Meeting”).  This proxy statement, the notice of internet availability, the proxy card and our 2012 Annual Report to Shareholders were each made available to shareholders on the internet at www.proxyvote.com or mailed on or about April 12, 2013.

The presence, in person or by proxy, of the record holders of a majority of the Company’s outstanding common stock is necessary to constitute a quorum.  At the close of business on March 22, 2013, the record date for entitlement to vote at the meeting (“Record Date”), there were 10,312,691 shares of common stock outstanding.  A quorum will require the presence, in person or by proxy, of the record holders of at least 5,156,346 shares.  Where a shareholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the meeting for the purpose of determining a quorum.  Abstentions will also be counted for purposes of determining a quorum.

Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting or at any adjournment thereof.  Such shareholders will have one vote for each share held by them on that date.  Our common stock does not have cumulative voting rights in the election of directors.

Directors shall be elected by a plurality of the votes cast by the holders of the shares voting in person or represented by proxy at the meeting.  Accordingly, abstentions and broker non-votes (described below) will have no effect on the election of directors.

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) as the Company's independent registered public accountants for 2013.  The Company will consider the affirmative vote of a majority of the votes cast by its shareholders as a ratification of this appointment.  As a result, abstentions will have the same effect as a vote against the ratification, but broker non-votes will have no effect.

The advisory vote to approve the compensation paid to the Company's named executive officers as reported in this proxy statement will be determined by the affirmative vote of a majority of the votes cast by the Company's shareholders.  As a result, an abstention shall be considered a vote against the proposal, while broker non-votes will have no effect.

The vote to approve the L. B. Foster Company Executive Annual Incentive Compensation Plan will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders.  As a result, an abstention shall be considered a vote against all alternatives, while broker non-votes will have no effect.

If the form of proxy is properly executed and returned, it will be voted as directed.  If no directions are given, the proxy will be voted FOR the election of the seven nominees named herein as directors, FOR the ratification of the appointment of E&Y as the Company's independent registered public accountants for 2013, FOR the approval of the compensation paid to the Company’s named executive officers in 2012, as reported in this proxy statement, and FOR the approval of the L. B. Foster Company Executive Annual Incentive Compensation Plan.  The proxy grants discretionary authority to vote on other matters that properly come before the Annual Meeting to Lee B. Foster II, Chairman of the Board, and Robert P. Bauer, President and Chief Executive Officer.

If your shares are held in “street name” (i.e. held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares.  If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes”.  Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given.  Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and executive compensation matters, although they may vote their clients’ shares on “routine” proposals such as the ratification of the independent registered public accounting firm.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

If voting instructions representing shares in the Company's 401(k) plans are received, but no indication is provided as to how those shares are to be voted, those shares will nevertheless be counted as being present at the meeting and will count toward achievement of a quorum.

The cost of soliciting proxies will be borne by the Company.  Officers or employees of the Company may solicit proxies by mail, telephone, email or facsimile.  The Company has retained Eagle Rock Proxy Advisors for the solicitation of proxies and will pay its fee of $3,500 plus reasonable out-of-pocket expenses.

If you are a shareholder of record, you may vote your shares of common stock by telephone or through the Internet.  You may also vote your shares by mail.  Please see the Notice of Internet Availability for instructions on how to access the proxy materials and how to cast your vote.

Votes submitted via the Internet or by telephone must be received by 11:59 PM EDT, on May 22, 2013.  Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.  You may change your vote or revoke your proxy at any time by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or attending the Annual Meeting and voting in person.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of seven directors.  The Board of Directors has nominated the following seven people to serve as directors, each of whom is currently serving as a director of the Company, until the next annual meeting of shareholders and until their successors are elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee's qualifications to serve on the Company's Board of Directors:

Nominee

Robert P. Bauer

Mr. Bauer, age 54, has been a director of the Company since February 1, 2012 when he was appointed President and Chief Executive Officer.  Mr. Bauer served as President of Emerson Network Power, Liebert Division, a business segment of Emerson Electric Co., a diversified global manufacturing and technology company from January 2002 through May 2011.  Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division from June 2011 to February 2012.  Mr. Bauer spent a total of 17 years with Emerson in various senior management positions and became a Group Vice President, Emerson in 2004.  Prior to Emerson, he held management positions with Rockwell Automation and Westinghouse Electric.  We believe that Mr. Bauer is qualified to serve as a director because of his vast experience in global manufacturing, worldwide marketing and new product development.  He also has extensive experience with mergers and acquisitions, and strategic planning including investments in new technologies.

Lee B. Foster II

Mr. Foster, age 66, has been a director of the Company since 1990 and Chairman since 1998.  He was the Chief Executive Officer of the Company from May 1990 until he resigned from such office in January 2002, while remaining a Company employee until May 2008.  Mr. Foster is a director of Wabtec Corporation, which manufactures components for locomotives, freight cars and passenger transit vehicles and provides aftermarket services.  We believe that Mr. Foster is qualified to serve as a director because of his history with the Company and his knowledge of the Company's current businesses.  In addition, Mr. Foster's experience with other companies brings additional insight to a variety of contemporary business issues.

Peter McIlroy II

Mr. McIlroy, age 69, was elected as a director in May 2008.  Mr. McIlroy has been a director and the Chief Executive Officer of Robroy Industries, a manufacturer of electrical products, since 1993.  We believe that Mr. McIlroy is qualified to serve as a director due to the experience and knowledge he acquired from leading a mid-sized corporation serving industrial markets.  In addition, Mr. McIlroy's skills and experience specifically include evaluating acquisitions and developing corporate strategies, both of which are areas of great importance to the Company.

G. Thomas McKane

Mr. McKane, age 69, was elected as a director in May 2006.  Mr. McKane was Chairman of the Board of A.M. Castle & Co., a metals and plastics service center business, from January 2006 to April 2007 and was Chief Executive Officer of A.M. Castle & Co. from May 2000 until he retired in February 2007.  We believe that Mr. McKane is qualified to serve as a director due to his broad industrial background and his specific experience as Chief Executive Officer of a publicly traded company, which experience enables him to analyze virtually all facets of the Company's business.  Mr. McKane has been especially active in overseeing improvements to the Company's strategic planning process and developing sound corporate governance practices.

Nominee

Diane B. Owen

Ms. Owen, age 57, was elected as a director in May 2002.  She has been Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, since May 2010 and was Vice President - Corporate Audit of H.J. Heinz Company from April 2000 to May 2010.  We believe that Ms. Owen is qualified to serve as a director of the Company due to her over 30 years of business experience, particularly in accounting and finance.  Ms. Owen plays a critical role as Chairman of the Audit Committee and as the Board's financial expert.  In addition, Ms. Owen's extensive international business experience enables her to provide valuable insights as the Company seeks international growth.

William H. Rackoff

Mr. Rackoff, age 64, has been a director of the Company since 1996.  Since 1994, Mr. Rackoff has been President and Chief Executive Officer of ASKO, Inc., a private international company which manufactures custom engineered tooling for the metalworking industry.  We believe that Mr. Rackoff is qualified to serve as a director because his years of experience in the steel industry and his engineering background enable him to understand and develop the factors that drive the Company's performance, including strategy, operations and finance.  Mr. Rackoff, as Chairman of the Compensation Committee, has led the creation of the Company's executive incentive programs.

Suzanne B. Rowland

Ms. Rowland, age 51, was elected as a director in May 2008.  Ms. Rowland has been Vice President & General Manager of Tyco Fire Protection Products since January 2012 and Vice President Business Excellence of Tyco Flow Control Products from September 2009 to December 2010.  Ms. Rowland was a consultant in 2008 and 2009 contracted to Rohm and Haas Company as an interim executive.  In 2006 and 2007, she was Vice President Strategy & New Business Development for J.M. Huber Corporation.  She was Adhesives Vice President and Global Business Director for Rohm and Haas Company from 2003 to 2006.  We believe that Ms. Rowland is qualified to serve as a director because of her 28 years of broad experience in large, global industrial companies.  Having served in senior executive line and staff roles for the last 13 years, Ms. Rowland presents valuable insight into issues important to the Company’s success.

The Board of Directors nominated the foregoing nominees after the Nomination and Governance Committee had recommended their nominations.  The nominees have expressed their willingness to serve as directors, if elected.  However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board of Directors, or the number of directors may be reduced by appropriate action of the Board.

The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

PROPOSAL NO. 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

E&Y has served as the Company’s independent registered public accountants or as independent auditors since 1990 and has been appointed by the Audit Committee of the Board of Directors as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.  Although action by the shareholders in this matter is not required, the Board of Directors is seeking shareholder ratification of this appointment in light of the important role played by the independent registered public accountants.  If the shareholders fail to ratify the selection, the Audit Committee will investigate the reasons for shareholder rejection and consider whether or not to retain E&Y.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote "FOR" ratification of Ernst & Young LLP's appointment.

PROPOSAL NO. 3-SAY ON PAY

Advisory Vote On Executive Compensation

At the 2011 annual meeting, Shareholders voted for holding an advisory vote on executive compensation every year, which was our Board’s recommendation.

The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation paid to our named executive officers in 2012, as described in this proxy statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies and practices, as disclosed under the "Executive Compensation" section of this proxy statement.  We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of L. B. Foster Company (the "Company"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders under the heading entitled 'Executive Compensation', is hereby approved."

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board or the Compensation Committee of the Board.

The Board recommends the approval of this proposal.  It believes the Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders.  The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to the Company’s financial success.

PROPOSAL NO. 4-APPROVAL OF THE L. B. FOSTER COMPANY
EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

(As Amended and Restated)

On February 27, 2013, our Board of Directors adopted the Executive Annual Incentive Compensation Plan, as amended and restated, subject to shareholder approval at the Annual Meeting. If the Executive Annual Incentive Compensation Plan, as amended and restated, is not approved at the Annual Meeting, then the Executive Annual Incentive Compensation Plan as in effect immediately prior to the Annual Meeting shall remain in effect. The Executive Annual Incentive Compensation Plan is structured to satisfy the requirements of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Internal Revenue Service regulations, and is being submitted for shareholder approval at this Annual Meeting primarily to continue to satisfy such requirements.

The Executive Annual Incentive Compensation Plan, as amended and restated (the “Plan”), is attached to this proxy statement as Exhibit A.  To the extent this summary of the Plan differs from the Plan text attached as Exhibit A, the text of the Plan governs the terms and conditions of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing incentives to officers and certain other key employees.  The material features of the Plan are described below, subject in their entirety by reference to the full text of the Plan. The actual number of people who will receive awards under the Plan cannot be determined in advance because the Compensation Committee of the Board of Directors (the “Compensation Committee”) retains the discretion to select the participants; however, to date eleven employees are participants in the Plan. The amounts and benefits to be paid under the Plan for awards made in the first quarter of 2013 are not determinable at this time since such amounts and benefits, if any, are wholly dependent upon achievement of annual performance goals the achievement of which will not be determined until the first quarter of 2014.  Because our executive officers are eligible to receive awards under the Plan, they may be deemed to have a personal interest in the approval of this proposal by the Company’s shareholders.

Principal Amendments to the Executive Annual Incentive Compensation Plan

If approved, the Plan will be amended principally as follows: (i) to expand the list of performance goals that may be used in connection with awards that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code; (ii) to include a provision relating to awards granted under the Plan being subject to a clawback policy to be adopted by the Company; (iii) to add and clarify vesting terms of awards; (iv) to provide that, in the event of a change of control during a performance period, participants will receive a pro-rata target bonus unless otherwise determined by the Compensation Committee, and (v) other administration-related changes.

Administration

The Plan is administered by the Compensation Committee.  The Plan provides the Compensation Committee with broad discretionary authority including, without limitation, the authority to determine those officers and key employees who receive awards and the terms and conditions of their awards, to determine whether the performance goals applicable to any awards have been achieved, to interpret the Plan, to determine the extent to which awards under the Plan will be structured to conform to Section 162(m) of the Code, and to delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary and appropriate in accordance with the terms of the Plan.

Participation in the Plan

Officers and key employees of the Company (and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan) as determined by the Compensation Committee, will be eligible to participate in the Plan.

Incentive Awards

The Compensation Committee may from time to time make awards pursuant to which the participant will earn cash compensation. The amount of a participant’s award may be based on a percentage of his or her salary or such other method as may be established by the Compensation Committee.  Each award specifies, among other things, the terms and conditions of the award, the performance period and the performance goals to be achieved.

The maximum amount that may be awarded and paid under the Plan to a participant for any calendar year shall not exceed $1,500,000.  With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award will be conditioned upon the achievement of one or more of the following performance goals applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company's cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Compensation Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Compensation Committee, to exclude or include the effect of events that occur during a performance period, including the following: the impairment of tangible or intangible assets; asset write-downs; changes in inventory methods; effects of price escalators; litigation or claim judgments or settlements; acquisitions or divestitures; gains/losses on the sale of assets; foreign exchange gains and/or losses; expenses related to stock offerings and stock repurchases; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company's annual report for the applicable period.

The Compensation Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. The Compensation Committee will also have sole discretion to reduce the amount of any award to a participant if it determines that such reduction is necessary or appropriate based upon certain factors and conditions set forth in the Plan.  The Compensation Committee, however, may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Payment of Incentive Compensation Awards

Unless otherwise determined by the Compensation Committee or as provided in the Plan, participants who have terminated employment with the Company prior to the payment of awards will forfeit any and all rights to payment under any such awards then outstanding and will not be entitled to any cash payment for such period.  If a participant's employment with the Company should terminate prior to the payment date by reason of death, retirement or disability, the participant's award will be prorated to reflect the period of service during the performance period prior to death, retirement or disability, and will be paid, subject to the Compensation Committee's certification that the applicable performance goals and other material terms of the award have been met.

(a)

In the event of a change-in-control during a participant’s employment with the Company, the participant will be entitled to receive a lump sum cash payment equal to a pro rata target bonus for the year in which the change-in-control occurs, which will be based on the portion of such year that the participant was employed by the Company prior to the effective date of the change-in-control; provided, however, that the Compensation Committee may, in its sole discretion, determine that the participant is not entitled to such payment upon a change-in-control.  The prorated portion of an award will be based on the ratio of the number of complete months the participant is employed or serves during the performance period through the date of the change-in-control to the total number of months in the performance period.

(b)

The payment of awards granted pursuant to the Plan may, under certain circumstances, be deferred until a later date.

Amendment and Termination

The Compensation Committee may at any time amend or terminate the Plan; provided, however, that no such amendment or termination will, without the consent of the participant, materially adversely affect the rights of any participant to any payment that has been determined by the Compensation Committee to be due and owing.  Notwithstanding, the Compensation Committee may, at any time, modify, amend or terminate any or all of the provisions of the Plan to the extent necessary for the Plan to comply with Section 409A or Section 162(m) of the Code or an exception thereto.

Clawback

If any award granted under the Plan becomes subject to recovery under any Company policy adopted after the date of the Annual Meeting and required by law or other requirement, such award will be subject to such recoupment as may be required to be made pursuant to such Company policy.

Federal Income Tax Consequences

A participant generally will not recognize income upon the grant of an award.  Upon payment of the award, the participant will recognize ordinary income in an amount equal to the cash received. When the participant recognizes ordinary income upon payment of an award, the Company will generally be entitled to a tax deduction in the same amount.

Duration of the Plan

The Plan is intended to continue in force from year to year, unless otherwise terminated by the Compensation Committee subject to, and in accordance with, the terms of the Plan.

The Board of Directors recommends that you vote “FOR” approval of the Executive Annual
Incentive Compensation Plan (As Amended and Restated).

STOCK OWNERSHIP

The following table shows the number of shares of common stock beneficially owned on the Record Date by:

•

each person who has reported beneficial ownership of more than 5% of the Company’s common stock;

•

each nominee for director;

•

each Named Executive Officer ("NEO") included in the Summary Compensation Table on page 36; and

•

all directors and executive officers as a group.

Information concerning the owners of more than 5% of the Company’s outstanding common stock is based upon their reports furnished to the Company and may not be current.

Stock Ownership	Number of Shares Owned(a)	Percent of Shares(b)

More Than 5% Shareholders:
Royce & Associates, LLC(c)	1,715,886	16.9
Keeley Asset Management Corp.(d)	1,095,640	10.8
BlackRock, Inc.(e)	561,797	5.5

Nominees for Director:
Robert P. Bauer	71,807	*
Lee B. Foster II	187,875	1.8
Peter McIlroy II	14,750	*
G. Thomas McKane	16,250	*
Diane B. Owen	24,796	*
William H. Rackoff	52,496	*
Suzanne B. Rowland	10,750	*

Named Executive Officers:
Stan L. Hasselbusch	74,499(f)	*
David J. Russo	32,075	*
John F. Kasel	22,546	*
Donald L. Foster	20,542	*
Merry L. Brumbaugh	14,551	*

All Directors and Executive Officers as a Group	623,517	6.0

*

Less than 1% of the Company’s outstanding common stock

(a)

This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power.  Unless otherwise noted in the footnotes, each director and NEO has sole voting and investment power with respect to their shares.  This column also includes shares which the named person or group had the right to acquire within 60 days after the Record Date through the exercise of stock options that will vest (6,250 for Mr. Kasel and 6,250 for Mr. Donald L. Foster).  The column also includes the share equivalents contained in the 401(k) plan maintained by the Company (4,458 for Mr. Bauer, 1,500 for Mr. Russo, 2,047 for Mr. Kasel, 261 for Mr. Donald L. Foster, 6,732 for Ms. Brumbaugh, and 3,988 for the other executive officers as a group).  Mr. Robert P. Bauer’s holdings include 2,000 shares which are held in trust.  Mr. Lee B. Foster II’s holdings include 12,000 shares which are held in an investment plan maintained by a separate company, and 96,000 shares which are held in trust.  Mr. McKane’s holdings include 14,500 shares held in trust.

(b)

For Directors and Executive Officers, the percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding.

(c)

The information provided for Royce & Associates, LLC (“Royce”) is based on the information provided in the Schedule 13G/A filed by Royce on January 8, 2013.  According to this Schedule 13G, Royce has sole voting power and sole dispositive power with respect to all 1,715,886 shares, which includes 928,875 shares held by Royce Special Equity Fund, which is managed by Royce.  The address of Royce & Associates, LLC and Royce Special Equity Fund is 745 Fifth Avenue, New York, NY  10151.

(d)

The information provided for Keeley Asset Management Corp. (“Keeley Corp.”) is based on information provided in the Schedule 13G/A filed by Keeley Corp., Keeley Small Cap Value Fund (“Keeley Fund”) and John L. Keeley, Jr. (“Keeley”) on February 7, 2013.  According to this Schedule 13G/A, Keeley Corp. has sole voting power with respect to 1,049,400 shares and sole dispositive power with respect to 1,095,640 shares.  According to the Schedule 13G/A, Keeley Corp. and Keeley Fund share beneficial ownership of 750,000 shares, which shares are included in the 1,095,640 shares reported above.  The Schedule 13G/A also indicates that Keeley beneficially owns 290 shares.  The address of Keeley Corp., Keeley Fund and Keeley is 111 West Jackson, Suite 810, Chicago, IL  60604.

(e)

The information provided for Blackrock, Inc. (“Blackrock”) is based on information provided in the Schedule 13G/A filed by Blackrock on February 11, 2013.  According to this Schedule 13G/A, Blackrock has sole voting power and sole dispositive power with respect to all 561,797 shares.  The address of Blackrock is 40 East 52nd Street, New York, NY  10022.

(f)

Mr. Hasselbusch retired as President and CEO of the Company effective as of January 31, 2012 and held 74,499 shares at such time.

DIRECTOR COMPENSATION - 2012

The following table sets forth our directors’ compensation for 2012, except for that of Mr. Hasselbusch and Mr. Bauer whose 2012 compensation is set forth in the Summary Compensation Table on page 36.  During 2012, no stock options were granted and no non-equity incentive compensation was awarded to the directors.

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Total[3]

Lee B. Foster II	$99,000	$56,100	$155,100
Peter McIlroy II	$52,000	$56,100	$108,100
G. Thomas McKane	$54,500	$56,100	$110,600
Diane B. Owen	$59,500	$56,100	$115,600
William H. Rackoff	$64,000	$56,100	$120,100
Suzanne B. Rowland	$49,500	$56,100	$105,600

For information regarding stock ownership for these directors, please see the Corporate Governance section.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

E&Y aggregate fees (including out-of-pocket expenses) billed for 2012 and 2011 for each of the following categories of services are set forth below:

	2012	2011
Audit fees (includes audits, reviews of the Company’s fiscal-year audit, interim reviews and related expenses)	$759,777	$733,263

Audit-related fees (primarily audits of the Company’s various employee benefit plans)	21,750	22,099

Tax fees (federal and state)	---	---
All other fees	---	---

Total fees	$781,527	$755,362

1

The base annual fee for the chairman of the Audit Committee is $47,500, the chairman of the Nomination and Governance Committee is $42,500 and the chairman of the Compensation Committee is $52,500.  The base annual fee for other outside directors is $40,000.  Outside directors also received $1,000 for each Board meeting attended, $500 for each committee meeting attended (of which the director is a member) and $500 for each telephonic Board or committee meeting in which the director participated (of which the director is a member).  The fees for Lee B. Foster II, Chairman of the Board of Directors, are a base annual fee of $85,000, a $2,000 fee for each Board meeting attended, and $1,000 for each telephonic Board or committee meeting (of which he is a member).

2

On May 23, 2012 (the date of the Company’s 2012 annual shareholders' meeting) each outside director was awarded 2,000 shares of the Company’s common stock.  Since the awards were fully vested on the grant date, the aggregate grant date fair value of each stock award to our non-employee directors is reflected in the “Stock Awards” column of the table based on the compensation cost recognized in 2012 for financial statement reporting purposes and computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).  For a discussion of valuation assumptions, see Note 1 of the Company’s 2012 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  When a director is elected or re-elected, he or she will receive 3,500 shares or such lesser amount as shall be determined by the Board of Directors.

3

The Company reimburses outside directors for expenses associated with travel to and attendance at Board of Directors’ meetings.  This reimbursement and other expenses associated with travel to and attendance at Board of Directors meetings are not included in the table.

The Audit Committee reviews summaries of E&Y’s services and related fees and concluded that E&Y's provision of audit-related services during 2011 and 2012 was compatible with maintaining E&Y’s independence.  All E&Y services are pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

The Board and Board Meetings

The Board of Directors ("Board") consists of seven directors.  During 2012, the Board held nine meetings, four of which were telephonic.  The Board has determined that all of the directors, except Mr. Robert P. Bauer, qualify as “independent” as defined by applicable NASDAQ rules and further that all members of the Audit Committee qualify as “independent” for purposes of the rules promulgated under the Exchange Act specifically related to audit committee member independence.  In making this determination, the Board has concluded that none of its directors (other than Mr. Bauer) has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director's responsibilities.  Pursuant to NASDAQ rules, Mr. Foster, Chairman of the Board, does qualify as an "independent" director since his employment with the Company ended May 27, 2008.  The Board has evaluated Mr. Foster’s independence in the same manner as all other directors and strongly believes that he is “independent” and that his economic interests are more closely aligned with those of the Company's shareholders than with those of management.  Although the Board does not necessarily object to combining the roles of Chairman of the Board and Chief Executive Officer (“CEO”), the Board has chosen not to combine those positions because it believes that Mr. Foster's depth of experience and his detachment from management make Mr. Foster the best qualified individual to serve as Chairman of the Board.  Since the Chairman of the Board and CEO roles are not combined, there is no need for a "lead outside director" position.

Board's Role in Risk Oversight

The Board is actively involved in overseeing risk management.  Operational and strategic presentations by management to the Board include consideration of the challenges and risks to the Company's business, which are discussed by the Board and management.  The Board also reviews and discusses management reports which specifically address risk topics.  The CEO, assisted by senior management, is the "risk officer" responsible for managing and mitigating the Company's risks.

In addition, each of our Board committees considers risks that are relevant to the areas within its jurisdiction.  For example, the Audit Committee periodically requests that management address critical accounting issues and then considers the impact these issues may have on the Company's financial position and risk profile.  The Audit Committee also assesses the adequacy of internal controls.  The Compensation Committee develops executive compensation programs with a view toward providing incentives that are aligned with key performance results, without encouraging excessive risks.  On an annual basis, the Nomination and Governance Committee oversees risk by reviewing the structure and function of the Board committees.

The directors regularly have attended shareholders’ meetings without a formal policy on attendance, and the Company does not believe that a formal policy is required.  In 2012, each director then serving on the Board attended the 2012 annual meeting of shareholders.  All of the directors attended at least 75% of the meetings of the Board and the committees on which they served in 2012.

Diversity

Although not part of any formal policy, our goal is to maintain a diverse Board, with directors possessing complementary skills and experiences who together can address the issues which affect our Company.

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220, ATTN:  Chairman of the Board or ATTN:  Outside Directors.  The Secretary of the Company shall review all such correspondence and shall regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or committees thereof or that otherwise requires the Board's attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing are directed to the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

Board Committees

The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules.  Each of the committees has a written charter approved by the Board.

Audit Committee

The Audit Committee is composed of Ms. Owen (Chairman), Mr. McIlroy and Ms. Rowland.  The Board has designated Ms. Owen as the Audit Committee's “financial expert” under applicable rules of the SEC.

The Audit Committee, which held seven meetings (two of which were telephonic) during 2012, is responsible for overseeing, with management, the work and findings of the independent registered public accounting firm, as well as the effectiveness of the Company’s internal auditing department, the adequacy of our internal controls and the accounting principles employed in financial reporting.  The Audit Committee also is responsible for the appointment and compensation of our independent registered public accounting firm and for reviewing and, if appropriate, approving transactions with related persons.  The Audit Committee’s Charter is posted on the Company’s website, www.lbfoster.com.

Compensation Committee

The Compensation Committee is composed of Messrs. Rackoff (Chairman), McKane and McIlroy.

The Compensation Committee, which met on six occasions (one of which was a telephonic meeting) in 2012, is responsible for reviewing and recommending for approval significant employee benefit programs, officer compensation, reviewing certain organizational changes and granting equity awards to employees.

The Compensation Committee makes decisions regarding executive compensation and these decisions are then generally ratified by the Board.  The Compensation Committee itself, however, grants equity awards to employees.  The Compensation Committee’s Charter is available at the Company’s website, www.lbfoster.com.  The Compensation Committee does not delegate its authority to any third-party.

The Compensation Committee currently uses a "Comparator Group" of sixteen similarly-sized companies, identified in the “Compensation Discussion and Analysis” section of this proxy statement on page 23, and survey data as a tool to establish competitive compensation for the Company’s executive officers.

The Compensation Committee directly retained Pay Governance, LLC to provide consulting services on the Company's executive compensation practices and appropriate levels of and structures for executive compensation.

The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined.  With respect to the CEO’s compensation, the Compensation Committee may solicit the Chairman of the Board’s views, but does not defer to the Chairman’s views.  The CEO is not present when his compensation is being finally determined.

For more information regarding the Compensation Committee’s processes and procedures for setting executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Nomination and Governance Committee

The Nomination and Governance Committee is composed of Messrs. McKane (Chairman) and Rackoff and Ms. Owen.

The Nomination and Governance Committee, which met on five occasions in 2012, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees and recommending who should serve as Chairman of the Board and Chairman of each of the Board’s committees.  The Nomination and Governance Committee also recommends to the full Board appropriate compensation for non-employee directors.

The Nomination and Governance Committee endeavors to maintain a diverse Board consisting of individuals who are financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to and oversight of management.  The Nomination and Governance Committee seeks to recommend, to the full Board, nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements.  In support of these goals, the Nomination and Governance Committee oversees the directors' continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors.  The Nomination and Governance Committee, with the Chairman of the Board, oversees an annual evaluation of the Board's performance.  The Nomination and Governance Committee’s Charter is available on the Company’s website, www.lbfoster.com.

In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders.  The Nomination and Governance Committee will consider shareholder recommended nominees with the same weight as other nominees.  A shareholder wishing to recommend a nominee may notify the Company’s Secretary or any member of the Nomination and Governance Committee in writing and provide the information required by Section 2.05 of the Company’s By-laws, whatever supporting material the shareholder considers appropriate and any information the Board may reasonably request to enable it to evaluate the nominee and formulate a recommendation to the shareholders with respect to such nominee.  Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Pittsburgh, PA  15220, ATTN:  Secretary.  Please see “Additional Information” on page 47 for the applicable deadlines for submitting proposals relating to director nominations.

The Nomination and Governance Committee determines appropriate levels of compensation for our outside directors by reviewing surveys and data from other publically traded companies and conferring with other directors, and outside advisors as necessary, to obtain information on competitive compensation practices and uses this information as a tool to determine appropriate levels of director compensation.  The Nomination and Governance Committee then exercises its subjective judgment and makes recommendations to the Board for ratification by the full Board.  The Nomination and Governance Committee does not delegate its responsibilities to any third-party.

Special Committee

During 2011, a special committee of the Board was formed to assist the Board in searching for a CEO to replace Mr. Hasselbusch.  The Special Committee met on sixteen occasions in 2011 (seven of which were telephonic meetings) and once (by telephonic meeting) in 2012 to discuss and interview potential candidates.  The special committee was composed of Messrs. Foster, McIlroy and Rackoff and Ms. Owen.

Additional Corporate Governance Matters

During the year, the Board solicited the advice of certain advisors and together the Board and these advisors reviewed the existing corporate governance policies and practices of the Company.  As a result of that review, the Board decided to amend its existing Rights Agreement to remove all references to the requirement that the “Continuing Directors” approve certain actions by the Board, including the redemption of the Rights and the approval of certain acquisitions of our shares by a potential acquirer.  The Board believed that this change better aligns the corporate governance practices of the Company with its shareholders.

Code of Conduct and Ethics

The Company adopted a policy on the code of conduct and ethics that applies to all the Company’s directors, officers and employees, including its CEO, chief financial officer and chief accounting officer.  We have posted a current copy of the policy, titled “Legal and Ethical Conduct Policy”, on our website, www.lbfoster.com.

Transactions With Related Parties

The Company is not aware of any transaction since the beginning of 2012, or any currently proposed transaction, in which the Company was, or is to be, a participant and the amount involved exceeds $120,000 and in which any of the Company’s Directors, Executive Officers, five percent shareholders or certain family members of any of the foregoing persons or business entities with which such persons are affiliated had or will have a material interest, directly or indirectly.  The Company’s Legal and Ethical Conduct Policy generally addresses the topic of conflicts of interest, which includes transactions qualifying as “related party transactions”.  In addition, on an annual basis, the Company requires each Director, Executive Officer and salaried employee to disclose in writing any situations which may give rise to a conflict of interest.  The Company’s Internal Audit Department reviews and summarizes any such disclosures.  The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and, if appropriate, approving related party transactions pursuant to Item 404 of the SEC’s Regulation S-K.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries.  No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of the SEC’s Regulation S-K.  The Company’s executive officers have not served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ.  Officers, directors and beneficial owners of greater than 10% of Company shares are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were met through December 31, 2012, except for one untimely filing, which was filed one day late due to an administrative oversight, of a Form 4 for Mr. David J. Russo, which related to Company grant of stock awards and tax withholding for vested restricted stock.

Ownership Guidelines For Outside Directors

Within five years of first being elected to the Board, the Company's outside directors are expected to own Company common stock valued at least three times their respective annual cash compensation for services as a director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion & Analysis, we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 36.  We often refer to these executive officers as our “named executive officers” or “NEOs”.

In 2012, we appointed a new President and Chief Executive Officer (“CEO”), Mr. Robert P. Bauer. Our prior President and CEO, Mr. Stan Hasselbusch, retired on January 31st after nearly forty years of loyal service with our Company.  For 2012, the NEOs were:

NAME	TITLE

Robert P. Bauer	President and Chief Executive Officer (appointed February 1, 2012)
Stan L. Hasselbusch	Former President and Chief Executive Officer (retired January 31, 2012)
David J. Russo	Senior Vice President, Chief Financial Officer and Treasurer
John F. Kasel*	Senior Vice President Rail Business
Donald L. Foster	Senior Vice President Construction Products
Merry L. Brumbaugh	Vice President Tubular Products

*   Prior to September 1, 2012, Mr. Kasel served as Senior Vice President Operations.

Executive Summary

Our Compensation Principles and Objectives

The Company’s Compensation Committee (“Committee”) maintains a compensation philosophy that:

•

Facilitates the attraction and retention of talented and qualified executives; and

•

Seeks to align executive compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.

To this end, the Company's executive compensation program is designed to be balanced, reasonable and assist the Company with the retention of the best talent available. Compensation opportunities are determined with reference to the fiftieth percentile of the market for positions of similar responsibility.  In designing our plans, we do not use highly leveraged incentives that drive risky short-term behavior.

Our Compensation Practices

The Committee has implemented the following best practices with respect to the executive compensation program:

What we do:

•

The Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.

•

The Committee has engaged its own independent compensation consultant, and annually assesses the consultant’s performance, fees and independence and whether any type of conflict of interest exists.

•

The Committee, with the input of the full Board of Directors (“Board”), engages in formal goal setting and performance evaluation processes with the CEO.

•

The Committee has established formal selection criteria for its Comparator Group and annually evaluates the composition of the Comparator Group to ensure the appropriateness of its member companies.

•

We tie the majority of executives’ compensation to the performance of the Company using a variety of internal financial metrics.

•

The Committee reviews tally sheets that include an executive’s annual and historical compensation amounts prior to making compensation decisions.

•

We have executed change-in-control provisions with our executive officers that provide severance of up to two times base salary and bonus and the acceleration of unvested long-term incentive awards only upon both a qualified change-in-control of the Company and termination of the executive (“double trigger”).

•

We maintain share ownership guidelines which are applicable to all executives and directors.

•

We have a recoupment provision that applies to our incentive arrangements in the event our financial statements are restated due to material non-compliance with financial reporting requirements.

•

We mitigate undue risk associated with compensation through the use of caps on potential incentive payments, recoupment provisions, a Stock Ownership Policy, retention provisions on equity grants, and multiple performance metrics that focus on profitability and capital efficiency.

What we don’t do:

•

We do not, as a standard practice, provide executives with employment agreements other than agreements that provide for severance in the event of a change-in-control situation and termination of the executive.  The Committee did enter into an Employment Agreement for a limited duration with Mr. Bauer, our new CEO, which provides for up to two years severance in the event his employment is terminated by the Company without “just cause” or by Mr. Bauer for “good reason”.  The Agreement expires on the third anniversary of Mr. Bauer’s hiring date.

•

We do not provide dividends or dividend equivalents on unearned performance shares.

•

We do not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.

•

We maintain an Insider Trading Policy that, among other things, prohibits, hedging transactions or pledging of Company shares to secure a loan by our employees or directors.

Elements of Compensation

Executive officers’ compensation includes base salary, annual cash incentive awards, and equity-based long-term incentive awards.  The Committee aligns executive officer compensation with the Company's performance relative to pre-established performance goals based on stated Company financial objectives, which are designed to drive the creation of long-term value for our shareholders.  The Committee administers both short-term and long-term incentive compensation plans within its executive compensation structure:

•

A short-term cash incentive award, which we refer to as the “2012 Annual Plan”, contingent on meeting a variety of annual financial performance goals that align with an executive’s responsibilities.  The performance criteria used for the 2012 Annual Plan were Corporate Return on Invested Capital (“ROIC”4), Corporate and Operating Unit Pre-Tax Income5, Operating Unit Return on Assets6, Corporate and Operating Unit Working Capital as a Percentage of Sales7.

•

Long-term stock awards with 75% of the award contingently granted in the form of performance share units, that is dependent upon meeting a specified corporate level performance goal over a three year period, and 25% of the award granted in the form of time vesting restricted shares which vest after four years from the date of grant.

•

The performance criteria used for the performance share awards component of the 2012 Long-Term Incentive Plan (“LTIP”) were ROIC and relative total shareholder return (“TSR”) compared to a peer group.

•

Both the 2012 Annual Plan and the 2012 LTIP documents provide the Committee with the discretion to recoup previously paid awards from individuals whose actions were deemed to have led to a restatement or adjustment to the Company’s financial results.

•

The Company provides officers with change-in-control severance agreements that contain no single triggers or tax gross-ups and are limited to two years of compensation and benefits in the event of a qualifying change-in-control and termination of the executive.

Annual and long-term performance goals are approved by the Committee at the beginning of each year and consider the Company’s prior year performance, budgeted performance for the performance period, and anticipated market and economic conditions for the performance period.

2012 Discretionary Awards

Throughout 2012, the Company’s management team, under the leadership of our new CEO, worked diligently to develop a corrective action plan that was associated with warranty claims for concrete ties manufactured at our Grand Island, Nebraska plant that was closed in 2011.  The corrective action plan involved several customers, most notably Union Pacific Railroad, and balanced the desire to maintain a positive relationship going forward, restore product to acceptable quality levels, and do so in an efficient manner for the customer, the Company and its shareholders.  Following the resolution of the warranty claims with the Union Pacific Railroad, they awarded the Company with a multi-year contract extension to purchase additional concrete ties.  The Committee believes that the management team did an extraordinary job resolving the warranty claims and restoring faith in L. B. Foster’s customer service while maintaining the relationship with the customer and earning a multi-year sales contract extension.  The Committee noted that members of the current management team, including the new CEO, were either not employees of the Company at the time the Grand Island ties were produced, or were not directly responsible for the business unit or facility that produced the ties.

The Committee approved the following discretionary awards to all executives in the form of a combination of cash and time vesting restricted stock.  The awards were made in recognition of both the outstanding business results for 2012 (pre-warranty charge) and the positive resolution of the warranty claims achieved through management’s successful corrective action plan.

Name	Discretionary Cash Award	Shares of Restricted Stock
Robert P. Bauer	$292,000	None
David J. Russo	$114,000	2,180
John F. Kasel	$85,000	2,180
Donald L. Foster	$29,000	2,180
Merry L. Brumbaugh	$18,000	1,440

Realizable Pay-for-Performance Alignment

In 2012, the Committee’s independent consultant, Pay Governance LLC (“Consultant”), prepared an assessment to determine the alignment of the aggregate compensation awarded to our CEO for the prior three years and five years in relation to the performance of the Company relative to the Company’s Comparator Group.  The Consultant determined that over the past three years, the CEO’s realizable compensation ranked within the third quartile of the Comparator Group, while composite performance, defined as the relative ranking of Pre-Tax Income, ROIC and TSR, also ranked within the third quartile of this group.  Over the past five years, the CEO’s realizable compensation ranked in the third quartile and the Company’s composite performance ranked at the 76th percentile.  The Committee evaluated this information and concluded that the Company’s relative performance was aligned with the relative realizable value of the CEO’s compensation over the periods examined.

Measurement Period	Company Composite Performance Ranking	CEO Realizable Pay Percentile Ranking	Difference
Three Years 2009 – 2011	58th percentile	57th percentile	1%
Five Years 2007 – 2011	76th percentile	68th percentile	8%

Results of 2012 Shareholder Vote on Named Executive Officer Compensation

In May 2012, we held a shareholder advisory vote on the compensation paid to our NEOs.  Our shareholders overwhelmingly approved the compensation of our NEOs, with over 95% of votes cast in favor of our say-on-pay resolution.  As we evaluated our compensation policies and practices throughout the remainder of 2012 and early part of 2013, in connection with the Committee's determination of 2013 executive compensation, we were mindful of the strong support our shareholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our NEOs (and other executive officers) to the Company's financial and shareholder performance.

The remainder of this Compensation Discussion and Analysis is divided into three parts.  The first part, Summary of 2012 Compensation Arrangements, provides 2012 business performance highlights and a brief summary of the Company’s executive compensation program.  The second part, entitled Overview of Compensation Framework, reviews in greater detail overall considerations in determining executive pay, as well as the key elements of 2012 executive compensation at the Company.  The third part, discusses the Company's Other Compensation Practices for the NEOs.

Summary of 2012 Compensation Arrangements

In 2012, the Company continued to drive solid business results that helped offset the impact of a slow construction market and the charges related to the concrete tie warranty claims.  The Company achieved the following positive results:

•

Our stock price opened the year at $28.29 and closed at $43.44 on December 31, 2012, a gain of over 53%

•

Revenues for the year increased by 2.3%

•

Pre-Tax Income from continuing operations, excluding our concrete tie warranty charges, grew by 13.6% to $45.0 million

•

ROIC excluding concrete tie warranty charges was 13.3%

An extraordinary event adversely affected both the 2012 annual cash incentive awards and the vesting of the 2010 performance share unit awards.  In 2012, the Company recorded a $22 million product warranty charge, $19 million in the second quarter and $3 million in the third quarter (and a total of $7 million during fiscal 2011) related to product warranty claims for concrete ties produced at its former Grand Island, NE facility, including claims made by our largest customer, the Union Pacific Railroad.  We refer to this charge as the “Grand Island Charge”.  As a result of this extraordinary charge, the Company either did not meet or met at a significantly reduced level, several of the corporate level performance metrics of the 2012 Annual Plan and the 2010-2012 LTIP.  As a result, earned incentive payments under our annual incentive plan were reduced by over 50% in aggregate and shares earned under our 2010–2012 LTIP were forfeited.  Without the Grand Island Charge, executives would have earned shares at approximately 69% of target under the 2010-2012 LTIP.

Determining the Company’s Chief Executive Officer's Compensation

The CEOs' compensation consists of three major components:  base salary, an annual cash incentive and a long-term incentive in the form of equity awards.  In connection with his appointment to the position of President and CEO on February 1, 2012, Mr. Bauer executed an Employment Agreement (the "Employment Agreement").  The Employment Agreement provided for an initial base salary of $575,000.  Mr. Bauer received a signing bonus in the form of a restricted stock award for

66,000 shares of common stock of the Company, vesting over a four year period.  The Committee, in consultation with the Consultant, considered Mr. Bauer’s then existing long-term incentive program and calculated the amount of restricted shares to be granted on a one-time basis to make Mr. Bauer whole for equity forfeited upon leaving his prior employer.

Mr. Bauer’s 2012 Annual Plan cash award was calculated as described in the 2012 Annual Plan on pages 25-27.  As a result of the Company’s performance in 2012, including the impact of the Grand Island Charge, Mr. Bauer earned an annual cash incentive payout of $160,139, which represented 40.5% of his target award opportunity and is included in the Summary Compensation Table on page 36.

Similarly, Mr. Bauer’s long-term incentive equity award for 2012 was targeted at $500,000, which was consistent with the target set for his predecessor, with shares awarded in accordance with the Company’s LTIP and further described on pages 28-29.

Determining Compensation for Other Named Executive Officers

Each of the other NEOs is a leader of an individual business or function of the Company.  As part of the executive management team, they report directly to the CEO, who develops the objectives that each individual is expected to achieve, against which the executive officer's performance is assessed.  These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews.  The CEO leads the assessment of each NEO’s individual performance against the objectives, the Company’s overall performance and the performance of the NEO's business or function.  The CEO makes a compensation recommendation to the Committee for each NEO, with the advice of the Company’s VP, Human Resources and Administration.  The NEOs do not participate in the final determination of their own compensation.

Using proxy data from the Comparator Group, compensation surveys and, at times, the input of the Consultant, the Committee determines competitive compensation levels for the NEOs and the remaining executive officers of the Company.  As with the CEO, the NEOs' compensation consists of three major components:  base salary, an annual cash incentive and a long-term incentive in the form of equity awards.

Determination of base salaries for the other NEOs other than the CEO is described further on page 25.  As with the CEO, the annual cash incentive awards for the other NEOs were determined in accordance with the 2012 Annual Plan as described on pages 25-27 and their long-term incentive equity awards were granted under the LTIP, as described on pages 28-29.

Overview of Compensation Framework

The Company attempts to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive.  The Committee pursues this goal through its recommendations for executive officer compensation, which are then reviewed and ultimately approved by the Board.  The Committee’s compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.  Unless otherwise indicated, all Committee actions or determinations have been approved by the Board.

The Committee generally aligns executive officer compensation with the Company’s performance to drive short-term achievement and create long-term shareholder value.  Measures have been constructed to drive consistent behavior and balance short and long-term interests.  Annual measures are a mix of factors to avoid over-emphasizing any single measure.  A significant portion of executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.

Realizable Pay-for-Performance Evaluation

In order to test the alignment of officer compensation and Company performance, in 2012 the Committee’s Consultant examined the relationship of the CEO’s compensation and Company performance relative to the CEO compensation and Company performance of a Comparator Group of sixteen similarly-sized companies.  Performance was defined as the relative ranking of the following three performance metrics:

•

Growth in Pre-Tax Income;

•

ROIC; and

•

TSR (stock price appreciation plus dividends).

The Consultant evaluated each performance metric independently relative to the comparator companies for the three year period 2009-2011 and the five year period 2007-2011 (2011 being the most current available data).  The relative ranking of each performance metric was averaged to form a performance composite ranking.  Similarly, the Consultant calculated the CEO’s realizable compensation over the same three- and five-year periods.  Realizable compensation includes:

•

Base salary;

•

Actual annual cash incentive paid;

•

Time vested restricted stock awards granted during the period and valued at the year-end 2011 stock price; and

•

Performance shares granted during the period that were earned or expected to be earned and valued at the year-end 2011 stock price.

The Company’s relative performance composite ranking and the CEO’s realizable compensation was aligned with the Comparator Group companies as follows:

Pay-for-Performance Alignment
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Relative Realizable Compensation Percentile vs. Peers
Composite Performance Percentile vs. Peers
2007-2011 Realizable Compensation
2009-2011 Realizable Compensation

The Committee evaluated this information and concluded that the Company’s relative performance was consistent with the relative value of compensation paid to the CEO.

Consideration of Risk Within Compensation Arrangements

In designing incentive plans, the Committee attempts to mitigate risk by avoiding unintended compensation windfalls.  Attention is devoted to avoiding incentives to engage in excessively risky business behavior.

The Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company.  The Committee considered the following factors related to risk:

•

Compensation philosophy that targets salaries and incentives at the market median;

•

The use of a capital-based performance metric, ROIC, which holds executives accountable for the efficient use of Company capital;

•

Short-term and long-term performance-based incentive awards that are capped;

•

Long-term equity incentives allocated to two separate vehicles with a performance or vesting period of at least three years in length;

•

Stock Ownership Policy; and

•

Incentive compensation recoupment provision.

The Committee believes that the above factors, as well as the overall governance and administration of the executive compensation program serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Use of Market Compensation Data

The Committee's objective is to pay executives fairly and competitively.  Executive pay is measured against a Comparator Group, as well as other market data (described below), to confirm that compensation is within the range of competitive practices.

Each year, to assist in its compensation decisions, and to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources:  (i) surveys from Towers Watson; and (ii) the compensation practices of the Comparator Group.

Due to the Company’s product mix and distinct manufacturing and distribution businesses, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee uses certain publicly-traded companies that were, in some respect, comparable to the Company.  These companies were selected based on the following criteria:

•

Revenues ranging from half to double that of the Company;

•

Assets ranging from half to double the Company;

•

Market capitalization of less than $1B;

•

Gross margin less than 25%, likely indicating a distribution business element; and

•

Industry Sector:  Materials and Industry.

In 2012, the Committee approved the following sixteen Comparator Group companies:  A.M. Castle & Co., Circor International, Inc., NN, Inc., Olympic Steel, Inc., Greenbrier Companies, Inc., American Railcar Industries, Inc., Lawson Products, Inc., Haynes International Inc., Skyline Corp., Insteel Industries, Houston Wire & Cable Co., RBC Bearings, Inc., DXP Enterprises, Inc., Synalloy Corp., Sterling Construction Co., Inc. and Alamo Group, Inc.

Role of the Compensation Committee in Establishing Objectives

The Company's executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level. Incentives are designed to reward financial and operating performance.  After considering the pay practices of other organizations (Comparator Group and compensation  surveys described above), the Committee exercises its judgment in making decisions on executive compensation components, including the amount and the allocation of compensation.  The Committee annually reviews and, if appropriate, adjusts the compensation components based on market and business conditions.

The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation components.  The Committee uses annual and three year financial performance metrics and goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company.  In addition, the Committee believes that an increase in the Company’s stock price is the best means of rewarding shareholders and executives over the long-term.

If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level.  If the Company’s performance falls below our goals and expectations, the incentive plans pay below the targeted level, or pay nothing if threshold performance is not met.  Both 2012 Annual Plan and LTIP Plans include payout limits to prevent excessive payments if goals prove to be too conservative.

Potential compensation is allocated between each compensation element as follows:

Notes:

Fixed cash based salary includes base salary earned in 2012 as disclosed in the Summary Compensation Table on page 36.

Annual and long-term incentive percentages calculated based on salary disclosed in the Summary Compensation Table on page 36, with the annual and long-term incentives being targets; excludes 2012 Discretionary Award and special awards.

Compensation Elements

Executive officers’ compensation includes base salary, annual cash incentive awards, and long-term equity awards.

Base Salary

The CEO’s base salary for 2012 was defined in his Employment Agreement and established after considering compensation data from the Comparator Group and other similarly sized organizations as disclosed in the compensation surveys, with reference to the fiftieth percentiles derived from this data.  Base salaries of the other NEOs were also established using the same methodology.  The NEOs are reviewed annually for merit based increases.  The Company believes that a single review date promotes more accurate assessments of its executives’ relative performances and provides a more direct link to the impact that individual performance has on the Company’s overall performance in a given year.  For 2012, the NEO’s were given merit increases of between 3.6% and 4.01%.  Base pay increases for NEOs and all employees were adjusted upward by one month to allow for a change in the effective date of increases.

2012 Executive Annual Incentive Compensation Plan

The Committee annually establishes the performance criteria under the Executive Annual Incentive Compensation Plan which is a cash incentive program designed to provide performance-based compensation that retains the tax deductibility of short-term incentive awards.  The program’s objective was to align the Company's executives’ compensation with the achievement of performance goals that support the Company's business strategy.  The Committee approved the following 2012 Performance Measures and Goals under which annual cash incentive awards for 2012 were to be based:

•

Corporate ROIC

•

Corporate and Operating Unit Pre-Tax Income

•

Operating Unit Return on Assets

•

Corporate and Operating Unit Working Capital as a Percentage of Sales

For 2012, the Committee replaced 2011’s Corporate and Operating Unit Adjusted Earnings before Interest, Taxes and Depreciation (Adjusted EBITDA) with Corporate and Operating Unit Pre-Tax Income, believing that such metric would more specifically measure key goals for 2012.  The Company has long utilized pre-tax income as a key performance metric at both the corporate and business unit level, however, we felt it prudent to change to Adjusted EBITDA in 2011 to better measure the business performance without the impact of non-operating accounting adjustments that occurred as a result of the Portec Rail Products acquisition.  With that acquisition well behind us, we have moved back to Pre-Tax Income, which we believe is a better measure of performance in a year where no acquisitions occur.

A participant’s base salary is multiplied by a target percentage to obtain a target award.   Target percentages for each participant’s position approximate the market median.  For the 2012 Annual Plan, each NEO was assigned the following target opportunity as a percent of base salary:

Name	Target Percentage
Robert P. Bauer	75%
David J. Russo	55%
John F. Kasel	50%
Donald L. Foster	50%
Merry L. Brumbaugh	40%

The table below illustrates the 2012 performance measures and weighting assigned to each participating NEO:

Performance Metric	Robert P. Bauer	David J. Russo	John F. Kasel	Donald L. Foster	Merry L. Brumbaugh
Corporate ROIC	15%	15%	15%	---	---
Corporate Pre-Tax Income	70%	70%	70%	30%	30%
Operating Unit Pre-Tax Income	---	---	---	40%	40%
Operating Unit Return on Assets	---	---	---	15%	15%
Corporate Working Capital as a Percentage of Sales	15%	15%	15%	---	---
Operating Unit Working Capital as a Percentage of Sales	---	---	---	15%	15%

Payments relative to achieving the financial performance goals were adjusted upward or downward based on the actual attainment of targeted corporate ROIC, Corporate and Operating Unit Pre-Tax Income, Operating Unit Return on Assets, and Corporate and Operating Unit Working Capital as a Percentage of Sales.  Targeted financial performance goals are developed to be challenging yet were expected to be achieved at the time the goal was set, but with it becoming progressively more difficult to achieve higher levels performance above target.  The 2012 performance goals and payout percentage for each metric are summarized below:

Corporate ROIC Performance and Payout Ranges

(Messrs. Bauer, Russo, Kasel)

2012 ROIC Goals	2012 Payout Range
16.25% and Over	200%
12.75%	100%
10.20%	20%
Less than 10.20%	0%
2012 Actual Performance	2012 Payout as % of Target
7.66%	0%

Corporate Pre-Tax Income Performance and Payout Ranges

(Messrs. Bauer, Russo, Kasel, Foster and Ms. Brumbaugh)

2012 Pre-Tax Income Goals	2012 Payout Range
$64.6M or over	200%
$38.0M	100%
$19.0M	20%
Less than $19.0M	0%
2012 Actual Performance	2012 Payout as % of Target
$24.0M	41%

Corporate Working Capital as a % of Sales Performance and Payout Ranges

(Messrs. Bauer, Russo, Kasel)

2012 Working Capital as a % of Sales Goals	2012 Payout Range
15.39% or under	200%
17.90%	100%
19.69%	40%
Greater than 19.69%	0%

2012 Actual Performance	2012 Payout as % of Target
18.47%	78%

Operating Unit Pre-Tax Income Target and Actual Performance and 2012 Payout

	2012 Target Performance Goal	2012 Actual Performance	2012 Payout as a % of Target
Mr. Foster	$11.4M	$8.7M	62.9%
Ms. Brumbaugh	$6.9M	$13.0M	200.0%

Operating Unit Return on Assets Target and Actual Performance and 2012 Payout

	2012 Target Performance Goal	2012 Actual Performance	2012 Payout as a % of Target
Mr. Foster	22.6%	14.4%	0%
Ms. Brumbaugh	64.2%	113.3%	200.0%

Operating Unit Working Capital as a % of Sales Target and Actual Performance and 2012 Payout

	2012 Target Performance Goal	2012 Actual Performance	2012 Payout as a % of Target
Mr. Foster	18.50%	20.48%	0%
Ms. Brumbaugh	14.00%	12.06%	198.7%

Actual cash incentive awards attributable to the performance goals summarized above are included in the Summary Compensation Table on page 36 under the column heading Non-Equity Incentive Plan Compensation.

2013 Executive Annual Incentive Compensation Plan

The Committee approved the 2013 Performance Measures and Goals under which the 2013 Executive Annual Incentive Compensation Plan (“2013 Annual Plan”) payments for 2013 will be based upon the extent to which consolidated and/or individual operating units approach or surpass applicable thresholds.  The Committee approved the following incentive metrics for 2013:

•

Corporate ROIC

•

Corporate and Operating Unit Pre-Tax Income

•

Corporate and Operating Unit Working Capital as a Percentage of Sales

The Operating Unit Return on Assets metric is being eliminated in the 2013 Annual Plan as we would like to keep the number of metrics to three in order to keep management focused on the key objectives.  Additionally, there is a certain amount of redundancy between return on assets and the other three metrics.

As with prior years, the Committee will exclude certain expenses related to possible acquisitions because the Committee neither wishes to penalize executives for exploring acquisition opportunities nor to include acquisition results in the calculation of 2013 results.

The Committee believes that the 2013 Annual Plan and the LTIP together create competitive short-term rewards while providing appropriate and consistent long-term incentives.

Long-Term Incentive Plan

In 2012, the Committee approved annual grants of equity to each NEO.  This program consists of two components:  time vested restricted stock and performance share units.  The program provides NEOs with an incentive to remain with the Company, provides a means for executives to build ownership in the Company and aligns the value of awards with the Company’s long-term financial performance.

Approximately 25% of the long-term incentive value was distributed through the issuance of time vesting restricted shares, which will vest in 2016 on the date of the fourth anniversary of the grant.  A value of $31.80 per share (the average closing price of the Company’s common stock during the last 15 trading days of February 2012) was used to determine the number of shares to grant each executive.  The time vested restricted stock grant recognizes the cyclicality of the Company's markets, promotes executive retention and builds ownership in the Company.  Restricted stock also aligns NEO compensation and Company performance by making some of the incentive opportunity dependent upon appreciation of shareholder value.

The remaining 75% of a NEO’s potential long-term incentive award was distributed through performance share units, valued in the same manner as the restricted stock.  The performance share units for the performance period from 2012-2014 will be converted into Company common stock based upon the Company’s average ROIC and TSR over the three year performance period.  The performance share units were designed to align compensation and Company performance by making the NEOs' long-term incentive compensation over each three year performance period based upon the Company’s ROIC8.  A new three year performance period begins at the start of each year, creating overlapping three year performance periods.

In 2012, the Committee approved a target long-term incentive value to be allocated to the two long-term incentive vehicles (performance share units and restricted shares) for each executive as follows:

Name	Target ($)
Robert P. Bauer	$500,000
David J. Russo	$160,000
John F. Kasel	$160,000
Donald L. Foster	$160,000
Merry L. Brumbaugh	$100,000

The target value used for the 2012-2014 performance share unit awards was 14% for Corporate ROIC.  For more information regarding the 2012 performance share unit and restricted share awards granted to the Company's NEOs, see the "Grants of Plan Based Awards in 2012" table on page 37.

The NEOs were awarded the following restricted shares and performance share units:

Name	Restricted Shares	2012-2014 Performance Share Units

Robert P. Bauer	3,931	11,792
David J. Russo	1,258	3,774
John F. Kasel	1,258	3,774
Donald L. Foster	1,258	3,774
Merry L. Brumbaugh	786	2,358

The number of performance share units to be earned at the end of the performance period and awarded to a participant in common stock is determined by multiplying the participant’s performance share units by the Percent of Performance Share Units Earned that corresponds to the Company’s Average ROIC and average TSR performance compared to target for the three year performance period, weighted 75% for ROIC performance and 25% for Relative TSR performance:

	ROIC[8]
Level of Performance	Average ROIC	Percent of Performance Share Units Earned
Below Threshold	Below 10.5%	0%
Threshold	Equal to 10.5%	50%
Target	Equal to 14.0%	100%
Outstanding	Equal to or Greater than 17.5%	200%

	Relative TSR
Level of Performance	Percentile Ranking	Percent of Performance Share Units Earned
Threshold	30th percentile performance	50%
Target	60th percentile performance	100%
Outstanding	90th percentile performance	200%

The performance share units were designed to align compensation and Company performance by making the NEOs' long-term incentive compensation over each three year performance period based upon the Company’s ROIC and TSR.  A new three year performance period begins at the start of each year, creating overlapping three year performance periods.

2013 Long-Term Incentive Plan Awards

The Committee determined that ROIC is a performance measure well aligned with our shareholders’ interests and decided to continue to use ROIC as a performance metric for the performance period 2013-2015.  In addition, a new metric measuring earnings growth was introduced.   This measure replaces Relative TSR in the LTIP.

Despite the fact that the Relative TSR measure was introduced only last year, the aggressive growth plans of the Company suggest that earnings growth is now a more appropriate measure.  With the hiring of a new CEO in early 2012, growth became an even greater focus in the Company’s strategic planning.  The addition of the earnings growth measure to replace Relative TSR will provide a growth incentive while still maintaining the importance of increasing shareholder value. Earnings growth is considered to be an excellent driver of shareholder value.

Other Special Awards Made to Certain Named Executive Officers

On March 6, 2012, the Committee approved special restricted stock awards to the following NEOs:

David J. Russo	1,000 shares in recognition of his leadership during the Portec Rail Products integration
John F. Kasel	1,000 shares in recognition of his leadership during the Portec Rail Products integration
Merry L. Brumbaugh	1,000 shares in recognition of her leadership during the formation of the joint venture with L B Industries Inc.

Other Compensation Practices

Retirement Plans

The Company’s 401(k) and Profit Sharing Plan, a defined contribution retirement plan, qualifying under Section 401(k) of the Code and covering all salaried employees, includes an automatic enrollment provision, two year vesting, and immediate eligibility and Company match.  In 2012 the Company matched 100% of the first 1% of the employee’s compensation; then matched 50% of the employee’s next 6% of contribution.  For 2012, the Company also made a discretionary contribution of $1,000,000 to the 401(k) Plan which will be shared by all participants based primarily on their respective compensation and, to a lesser extent, years of service, subject to Code limitations.  The Company’s contributions for 2012 to the 401(k) Plan for the NEOs are included in the Summary Compensation Table (see page 36).

The Company also maintains a Supplemental Executive Retirement Plan under which executive officers may accrue benefits unavailable under the 401(k) Plan because of Code limitations.  These benefits are also included in the Summary Compensation Table.

The Company maintains these retirement plans for retention purposes and to provide a competitive opportunity for the Company's employees to obtain a secure retirement.

Employment and Severance Agreements

Except for Mr. Bauer, the Company does not provide its NEOs with formal employment agreements other than agreements providing severance in a change-in-control situation. As described above, Mr. Bauer entered into a three year Employment Agreement with the Company which generally requires Mr. Bauer to devote his entire time and attention to the business of the Company while he is employed by the Company.   In addition to the terms above described, the Agreement provides that Mr. Bauer is also entitled to participate in other benefit and compensation plans and receive perquisites as are generally provided to other executives of the Company.  The Employment Agreement may be terminated by either party at any time, for any reason or no reason at all.  In the event that the Company terminates Mr. Bauer without “just cause” or if Mr. Bauer resigns for “good reason” (each as defined in the Employment Agreement), Mr. Bauer would be entitled to a lump sum severance payment of up to two years base salary and annual bonus.  Pursuant to the terms of the confidentiality, intellectual property and non-compete agreement, Mr. Bauer must assign to the Company all inventions conceived or made during his employment with the Company.  The Agreement also includes certain restrictive covenants (including a covenant which generally prohibits the executive from working for any competitor of the Company for a period following their separation from employment and disclosure of confidential or proprietary information concerning the Company).

The Company has formal agreements in place that provide severance in the event of a change-in-control of the Company to the NEOs including Mr. Bauer.  The Committee believes that providing severance in a change-in-control situation is beneficial to shareholders so that executives may remain indifferent when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment of the executive.  The Company has selected its officers as participants in the Key Employee Separation Plan.  The current participants include the NEOs and the Company’s other officers.  In the event a participant’s employment terminates due to a change-in-control of the Company, each participant is to receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor”.

The participants’ Benefit Factors are as follows:

Benefit Factor
CEO and Senior Vice Presidents	2
Vice Presidents and Controller	1

Each participant also will be paid all amounts otherwise owed to the participant and $15,000 for outplacement services.  Medical, dental and vision insurance will be maintained for specified durations.  A participant will not be entitled to these payments and benefits under the change-in-control severance agreements unless both:  (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily or for “good reason”, but not for “cause”).  Certain equity also may become vested upon the occurrence of a change-in-control in accordance with the provisions of the respective equity awards.

Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code will cause the payment to be reduced to an amount, expressed in present value, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G.  See pages 41-45 for estimates on the benefits the NEOs would have received if a participant was terminated on December 31, 2012, in connection with a change-in-control.

In connection with Mr. Hasselbusch’s resignation as CEO, Mr. Hasselbusch and the Company entered into a consulting arrangement that provided for Mr. Hasselbusch to be available for one year to assist the Board or the CEO in various matters at their discretion.  Mr. Hasselbusch was paid $15,000 per month for up to 300 hours of consulting services during the one year term of the consulting arrangement, which ended on January 31, 2013.  In addition, Mr. Hasselbusch was provided with medical insurance, consistent with the Company’s programs for its senior executives, until January 31, 2013.

Stock Ownership Policy

The Company’s Stock Ownership Policy requires the CEO to own stock valued at least 5 times his salary.  Senior Vice Presidents are required to own stock valued at least 2.5 times their respective salaries, and Vice Presidents and the Controller are required to own stock valued at least 1.5 times their respective salaries.  The Stock Ownership Policy requires executives to retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement.  Shares that count toward the requirement include: vested or unvested restricted shares, earned performance unit shares, shares acquired from stock option exercises, and shares acquired through employee benefit plans and shares held outright by the executive.  In cases of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met.  The Committee believes that such ownership requirements will discourage executives from taking any excessive long-term risks.

Tax Considerations

The Committee has considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements.  In certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

IRC Section 409A.  Participation in, and compensation paid under, the Company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the IRC.  Generally, to the extent that the Company’s plans, arrangements and agreements fail to meet certain requirements under Section 409A of the IRC, compensation earned there under may be subject to immediate taxation and tax penalties.  It is the intent of the Company that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the IRC.

IRC Section 162(m).  With certain exceptions, Section 162(m) of the IRC limits the Company’s deduction for compensation in excess of $1M paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the IRC.  While the Committee considers the tax impact of any compensation arrangement, the Committee evaluates such impact in light of our overall compensation objectives.  The Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of the Company’s shareholders.  Shareholder approval of the Executive Annual Incentive Compensation Plan is required to comply with Section 162(m).  Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m) of the IRC, is later found to not satisfy the conditions of Section 162(m), the Company’s ability to deduct such compensation may be limited.

Right of Recovery

The Company has adopted policies regarding the adjustment or recovery of awards or payments in the event that the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement or if the performance measures upon which they are based are restated or otherwise adjusted with respect to the Executive Annual Incentive Plan, as well as all performance share units awarded under the LTIP.

Other Corporate Plans

At various times in the past, the Company has adopted certain employee benefit plans in which NEOs have been permitted to participate.  The Company also provides certain executive officers with life, long-term disability and health insurance programs.  The incremental cost to the Company of the NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 36).  Benefits under these plans are not directly or indirectly tied to Company performance.

The Company also provides limited perquisites to the NEOs which may include cash car allowances or use of a leased car and membership in athletic or social clubs.  The Company believes that these perquisites tend to promote the Company’s image, to provide outlets for interaction between the Company’s executives and the Company’s vendors/suppliers and other business associates and/or to encourage healthy activities.  The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

Footnote Definitions for Section:  Executive Compensation

4

“Corporate ROIC” under the 2012 Annual Plan means, with respect to the Company for the Fiscal Year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges and any costs recognized related to a purchase accounting step up in the basis of tangible or intangible assets not classified as amortization (tax affected using the effective corporate tax rate) and excluding: (i) all adjustments related to the Dakota Minnesota and Eastern Railroad Corporation ("DM&E") arising from or in connection with the 2007 merger of the DM&E; (ii) all expenses (exclusive of travel), costs, profits, losses, gains, attributable to (a) the sale, excluding sales of inventory in the ordinary course of business, of more than 25% of the assets of an “Operating Unit” or, more than 50% of the assets of a Component, or (b) the acquisition, or unsuccessfully attempted acquisition, of a business in 2012 divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

5

“Corporate and Operating Unit Pre-Tax Income” means the pre-tax income with respect to the Company, or as applicable, the Operating Unit, for the Fiscal Year, determined in accordance with generally accepted accounting principles, including the applicable LIFO charge or credit but excluding:  (i) any adjustments included in pre-tax income related to the DM&E arising from or in connection with the 2007 merger of the DM&E; (ii) all gains or losses arising from sales of capital assets when the sale or purchase price for an individual asset exceeds $200,000; (iii) all expenses, costs, profits, losses or gains (exclusive of executive travel) attributable to (a) the sale (or attempted sale), other than sales of inventory in the ordinary course of business, of more than 25% of the assets of an “Operating Unit” or 50% of the assets of a Component in the Fiscal Year, or (b) the acquisition, or unsuccessfully attempted acquisition, of a business in 2012; (iv) the costs of the Plan for business units other than Rail Technologies; and (v) the costs related to the Company’s new CEO for items such as compensation, and relocation that are in excess of the costs budgeted in the 2012 Operating Plan; and (vi) investment income or losses arising from non-operating investments of cash pursuant to the Company’s investment policy.  Notwithstanding the foregoing, in the event more than 25% of the assets of an Operating Unit or 50% of the assets of a Component are sold, excluding sales of inventory in the ordinary course of business, during the Fiscal Year, such Operating Unit’s or Component’s, as applicable, Plan target and Actual Pre-Tax Income shall be eliminated from all calculations.

6

“Operating Unit Return on Assets”, with respect to an Operating Unit, for the fiscal year, shall be determined by dividing Operating Unit Pre-Tax Income as defined in footnote 5 above, by the average assets employed in the Operating Unit (typically consisting of accounts receivable, inventory, property, plant and equipment, accounts payable, deferred revenue and certain intangible assets consistent with those used in the calculation of the Return on Assets calculated in the Annual Operating Plan.

7

”Corporate and Operating Unit Working Capital as a Percentage of Sales” means with respect to the Corporation or, as applicable, for an Operating Unit, for the Fiscal Year, the average monthly balances of Inventory and Accounts Receivable less the average monthly balances of Accounts Payable and Deferred Revenue divided by annual net sales.

8

For purposes of the three year performance period 2012-2014, ROIC for each year means:  (a) after tax earnings from continuing operations before interest income and interest expense and amortization charges (tax affected using the effective corporate tax rate) and excluding all

“Milestone Payments” or other amounts, if any, paid to the former shareholders (and their respective successors and assigns) of the DM&E arising from or in connection with the 2007 merger of the DM&E, divided by (b) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this proxy statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

William H. Rackoff, Chairman

G. Thomas McKane

Peter McIlroy II

SUMMARY COMPENSATION TABLE - 2012, 2011 and 2010

The following table sets forth information regarding compensation of the Company’s NEOs for the years 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Robert P. Bauer President and CEO	2012	$527,083	$292,000	$2,383,226	$160,139	$205,440(4)	$3,567,888
Stan L. Hasselbusch President and CEO	2012	$ 44,167	---	---	$ 13,415	$176,910(5)	$ 234,492
	2011	$525,211	---	$ 463,812	$438,065	$ 85,720	$1,512,808
	2010	$498,834	---	$ 502,043	$537,496	$ 68,230	$1,606,603
David J. Russo Sr VP, CFO and Treasurer	2012	$278,125	$114,000	$ 244,886	$ 61,967	$ 48,854(6)	$ 747,832
	2011	$267,639	---	$ 129,949	$163,210	$ 42,241	$ 603,039
	2010	$254,583		$ 384,345	$192,464	$ 40,266	$ 871,658
John F. Kasel Sr VP Rail Business	2012	$241,611	$ 85,000	$ 244,886	$ 48,938	$ 48,933(7)	$ 669,368
	2011	$220,000	---	$ 129,949	$121,964	$ 39,479	$ 511,392
	2010	$206,750	---	$ 103,645	$137,547	$ 39,816	$ 487,758
Donald L. Foster Sr VP Construction Products	2012	$246,500	$ 29,000	$ 217,396	$ 46,194	$ 49,479(8)	$ 588,569
	2011	$237,833	---	$ 187,639	$160,303	$ 41,564	$ 627,339
	2010	$225,833	---	$ 103,647	$116,123	$ 39,691	$ 485,294
Merry L. Brumbaugh VP Tubular Products	2012	$190,720	$ 18,000	$ 166,591	$116,050	$ 40,136(9)	$ 531,497
	2011	$178,833	---	$ 81,205	$113,033	$ 34,709	$ 407,780
	2010	$172,167	---	$ 60,470	$106,668	$ 29,250	$ 368,555

(1)

This column represents discretionary cash awards approved by the Board of Directors in recognition of both the outstanding business results for 2012 (pre-warranty charge) and the positive resolution of the warranty claims achieved through management’s successful corrective action plan. Please see page 19 of the Compensation Discussion and Analysis for further details.

(2)

For 2012, the amounts represent the aggregate grant date fair value of the 2012-2014 LTIP awards, which consist of a combination of restricted stock and performance share units computed in accordance with FASB ASC Topic 718 (ASC 718) (excluding the effect of estimated forfeitures).  For a discussion of valuation assumptions, see Note 1 of the Company’s 2012 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  The 2012 amounts listed in the table for the performance share units are based on an expected 88% performance attainment.  Maximum opportunity for the performance share units is $648,324 for Mr. Bauer and $207,495 for Messrs. Russo, Kasel and Foster and $129,643 for Ms. Brumbaugh.  In addition, this column also includes a discretionary award of time vested restricted stock for Messrs. Russo, Kasel and Foster and Ms. Brumbaugh.  Please see page 19 of the Compensation Discussion and Analysis for further information regarding this discretionary grant.

(3)

Amounts represent cash awards paid under the Executive Annual Incentive Plan.  For further information please see pages 25-27.

(4)

For Mr. Bauer, the 2012 amount includes club membership of $26,285, relocation expenses of $146,773, 401(k) Company match, Supplemental Executive Retirement Plan (“SERP”) contribution, Company paid term-life insurance premium, Company paid long-term disability premium and auto allowance.

5)

For Mr. Hasselbusch, the 2012 amount includes $165,000 in consulting fees paid pursuant to his post-retirement consulting agreement, 401(k) Company match, executive medical reimbursement, Company paid term-life insurance premium, Company paid long-term disability premium, auto allowance and club membership.

(6)

For Mr. Russo, the 2012 amount includes a $13,090 SERP contribution, a $7,664 discretionary 401(k) profit sharing contribution, $10,000 401(k) Company match, $10,200 auto allowance, Company paid term-life insurance premium, executive medical reimbursement, Company paid long-term disability premium and club membership.

(7)

For Mr. Kasel, the 2012 amount includes a $7,699 SERP contribution, a $7,649 discretionary 401(k) profit sharing contribution, $10,000 401(k) Company match, $10,200 auto allowance, club membership of $7,206, Company paid term-life insurance premium, executive medical reimbursement, Company paid long-term disability premium and club membership.

(8)

For Mr. Foster, the 2012 amount includes a $10,698 SERP contribution, a $7,634 discretionary 401(k) profit sharing contribution, $10,000 401(k) Company match, $10,200 auto allowance, club membership of $7,415, Company paid term-life insurance premium, executive medical reimbursement, Company paid long-term disability premium and club membership.

(9)

For Ms. Brumbaugh, the 2012 amount includes a $7,994 discretionary 401(k) profit sharing contribution, $10,000 401(k) Company match, $10,200 auto allowance, SERP contribution, Company paid term life insurance premium, executive medical reimbursement, Company paid long-term disability premium and club membership.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table provides information on 2012 Non-Equity and Equity Incentive Plan Awards:

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert P. Bauer		$90,922	$395,312	$790,624
	02/01/12(5)							66,000	$1,989,900
	03/06/12							3,931	$ 108,063
	03/06/12				5,896	11,792	23,584		$ 284,809
Stan L. Hasselbusch		$ 7,619	$ 33,125	$ 66,250	N/A
David J. Russo		$35,183	$152,969	$305,938
	03/06/12(6)							2,258	$ 62,072
	03/06/12				1,887	3,774	7,548		$ 91,152
	12/11/12(7)							2,180	$ 91,516
John F. Kasel		$27,785	$120,806	$241,612
	03/06/12(6)							2,258	$ 62,072
	03/06/12				1,887	3,774	7,548		$ 91,152
	12/11/12(7)							2,180	$ 91,516
Donald L. Foster		$28,348	$123,250	$246,500
	03/06/12							1,258	$ 34,582
	03/06/12				1,887	3,774	7,548		$ 91,152
	12/11/12(7)							2,180	$ 91,516
Merry L. Brumbaugh		$17,546	$ 76,288	$152,576
	03/06/12(6)							1,786	$ 49,097
	03/06/12				1,179	2,358	4,716		$ 56,952
	12/11/12(7)							1,440	$ 60,451

(1)

These grants reflect awards issued under the Annual Incentive Plan in 2012 as discussed on pages 25-27.  Amounts actually paid under this plan to NEOs for 2012 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

The values reported in this column reflect awards of performance share unit (“PSU”) awards issued under the 2012 LTIP as discussed on pages 28-29.

(3)

This column includes restricted stock awards under the 2012 LTIP as discussed on pages 28-29.

(4)

The values reported in this column reflect the grant date fair value of restricted stock awards determined in accordance with ASC 718 (excluding the effect of estimated forfeitures) using the grant date closing price of $30.15 for grants made on 2/1/12; $27.49 for grants made on 3/6/12 and $41.98 for grants made on 12/11/12.

(5)

Reflects Mr. Bauer’s new hire stock grant.

(6)

Includes both a restricted stock award under the 2012 LTIP for Messrs. Russo and Kasel (1,258 shares for Mr. Russo and Mr. Kasel), plus a discretionary stock award of 1,000 restricted shares to both Mr. Russo and Mr. Kasel in recognition of their efforts during the Portec Rail Products integration.  Ms. Brumbaugh’s amount includes her award under the 2012 LTIP (786 shares) plus a discretionary stock award of 1,000 restricted shares in recognition of her efforts managing the joint venture, L B Pipe & Coupling Products, LLC.

(7)

Represents a special time vested restricted stock awards granted in December 2012.  These awards were made in recognition of both the outstanding business results for 2012 (pre-warranty charge) and the positive resolution of the warranty claims achieved through management’s successful corrective action plan.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options and unvested stock awards awarded to the NEOs as of December 31, 2012:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert P. Bauer	---	---	---	69,931	$3,037,803	5,896	$256,122
Stan L. Hasselbusch	---	---	---	---	---	11,039	$479,535
David J. Russo	---	---	---	12,746	$553,686	4,909	$213,247
John F. Kasel	6,250	$14.77	12/05/15	7,746	$336,486	4,909	$213,247
Donald L. Foster	3,750 2,500	$9.30 $9.29	12/12/14 02/16/15	7,871	$341,916	4,909	$213,247
Merry L. Brumbaugh	---	---	---	5,197	$225,758	3,004	$130,494

(1)

This column includes unvested restricted stock awards granted under the LTIP in 2009, 2010, 2011 and 2012.  The vesting schedule of these awards is described below.

Name	Grant Date	Vesting Date	Unvested Restricted Stock
2009 Restricted Stock Awards:
David J. Russo	03/03/09	4 year cliff vesting; entire grant vests 03/04/13	1,293
John F. Kasel	03/03/09	4 year cliff vesting; entire grant vests 03/04/13	1,293
Donald L. Foster	03/03/09	4 year cliff vesting; entire grant vests 03/04/13	1,293
Merry L. Brumbaugh	03/03/09	4 year cliff vesting; entire grant vests 03/04/13	754
2010 Restricted Stock Awards:
David J. Russo	03/02/10	4 year cliff vesting; entire grant vests 03/03/14	1,021
David J. Russo	05/28/10	4 year graded vesting; vests 25% (2,500 shares) per year over 4 year period	5,000
John F. Kasel	03/02/10	4 year cliff vesting; entire grant vests 03/03/14	1,021
Donald L. Foster	03/02/10	4 year cliff vesting; grant vests 03/03/14	1,021
Merry L. Brumbaugh	03/02/10	4 year cliff vesting; grant vests 03/03/14	596
2011 Restricted Stock Awards:
David J. Russo	03/15/11	4 year cliff vesting; entire grant vests 03/15/15	994
John F. Kasel	03/15/11	4 year cliff vesting; entire grant vests 03/15/15	994
Donald L. Foster	03/15/11	4 year cliff vesting; entire grant vests 03/15/15	994
Donald L. Foster	03/15/11	4 year graded vesting; vests 25% (375 shares) per year over 4 year period	1,125
Merry L. Brumbaugh	03/15/11	4 year cliff vesting; entire grant vests 03/15/15	621
2012 Restricted Stock Awards:
Robert P. Bauer	02/01/12	4 year graded vesting; vests 25% (16,500 shares) per year over 4 year period	66,000
Robert P. Bauer	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	3,931
David J. Russo	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,000
David J. Russo	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,258
David J. Russo	12/11/12	3 year graded vesting; vests 33 1/3% over a 3 year period (726 shares on 12/11/13 and 727 shares 12/11/14 and 727 shares on 12/11/15)	2,180
John F. Kasel	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,000
John F. Kasel	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,258
John F. Kasel	12/11/12	3 year graded vesting; vests 33 1/3% over a 3 year period (726 shares on 12/11/13 and 727 shares 12/11/14 and 727 shares on 12/11/15)	2,180
Donald L. Foster	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,258
Donald L. Foster	12/11/12	3 year graded vesting; vests 33 1/3% over a 3 year period (726 shares on 12/11/13 and 727 shares 12/11/14 and 727 shares on 12/11/15)	2,180
Merry L. Brumbaugh	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	1,000
Merry L. Brumbaugh	03/06/12	4 year cliff vesting; entire grant vests 03/06/16	786
Merry L. Brumbaugh	12/11/12	3 year graded vesting; vests 33 1/3% (480 shares) per year over a 3 year period	1,440

(2)

This column reflects the number of unvested PSU awards granted under the LTIP (for which the performance conditions have not been satisfied) as of December 31, 2012, and includes awards granted in 2010, 2011 and 2012 as described below.

The 2010-2012 PSU awards were granted on 3/2/10. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the performance period on a date determined in the Company's discretion, but in no event later than March 15th of such calendar year. The number of shares included for these awards assumes threshold performance and includes as follows:  Mr. Hasselbusch 6,380; Messrs. Russo, Kasel and Foster 1,531 shares; and Ms. Brumbaugh 893 shares.

The 2011-2013 PSU awards were granted on 3/15/11. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the performance period on a date determined in the Company's discretion, but in no event later than March 15th of such calendar year. The number of shares included for these awards assumes threshold performance and includes as follows:  Mr. Hasselbusch 4,659; Messrs. Russo, Kasel and Foster 1,491 shares; and Ms. Brumbaugh 932 shares.

The 2012-2014 PSU awards were granted on 3/6/12. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company's common stock in the calendar year immediately following the end of the performance period on a date determined in the Company's discretion, but in no event later than March 15th of such calendar year. The number of shares included for these awards assumes threshold performance and includes as follows:  Mr. Bauer 5,896; Messrs. Russo, Kasel and Foster 1,887 shares; and Ms. Brumbaugh 1,179 shares.

(3)	Based on the Company's December 31, 2012 closing share price of $43.44 per share and with PSU awards calculated at threshold.

2012 OPTION EXERCISES AND STOCK VESTED

The following table discloses the number of stock options that were exercised in 2012 by our NEOs and the number of stock awards held by our NEOs that vested during 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert P. Bauer	---	---	---	---
Stan L. Hasselbusch	---	---	18,092	$ 545,474
David J. Russo	1,000	$ 37,470	5,473	$ 151,378
John F. Kasel	---	---	2,973	$ 81,728
Donald L. Foster	---	---	3,348	$ 92,584
Merry L. Brumbaugh	---	---	1,735	$ 47,695

(1)

The Compensation Committee approved the acceleration of outstanding restricted stock awards for Stan L. Hasselbusch upon his retirement on February 1, 2012.  The total restricted stock awards outstanding was 18,092.

(2)

The closing price on February 1, 2012 was $30.15.

2012 NONQUALIFIED DEFERRED COMPENSATION

The following table discloses the contribution earnings and balances under each of the Company’s defined contribution or other plan that provides for the deferred compensation that is not tax qualified:

Name	Registrant Contributions in 2012(1)	Aggregate Earnings in 2012(2)	Aggregate Balance at December 31, 2012(3)
Robert P. Bauer	$11,083	$ 142	$11,225
Stan L. Hasselbusch	$ 950	---	---
David J. Russo	$13,090	$1,077	$85,213
John F. Kasel	$ 7,699	$ 625	$49,479
Donald L. Foster	$10,698	$ 711	$56,223
Merry L. Brumbaugh	$ 3,545	$ 134	$10,630

(1)	Amounts represent 2012 Company contributions to the SERP. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table as described on page 36.

(2)

Amounts represent interest earned in 2012.  In accordance with the SERP, the Company applied interest to the benefit amount using the calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31, 2012 or a one year annualized Treasury Bill interest rate as of the last Friday of the year, whichever is higher.  For 2012, these rates were 1.28% and .14%, respectively.  The interest rate applied to the benefit in 2012 was 1.28%.  These amounts are not included in the Summary Compensation Table as they are not considered to be “above market” or preferential.

Eligibility for participation in the SERP is limited to individuals who comprise a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA.  Determining participation in the SERP is solely within the discretion of the Compensation Committee of the Board.  A participant shall remain a participant for so long as he or she continues in the employ of the Company, or the Compensation Committee, in its sole discretion, determines that the participant shall no longer be a participant.

(3)

Amounts represent total SERP balance as of December 31, 2012.  Mr. Hasselbusch no longer had a SERP balance as of December 31, 2012.  He received a payout of his SERP balance in August 2012 as a result of his retirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As discussed on pages 30-31, the Company has established the Key Employee Separation Plan in order to retain and motivate its executives to focus on the Company’s successful operation; regardless of any real or perceived threat from a change-in-control.  In certain circumstances, this Key Employee Separation Plan provides for post-termination payments to our NEOs upon termination of employment in the event of a change-in-control.  Additionally, our Chief Executive Officer entered into an Employment Agreement with the Company, which provides for certain post-termination benefits in certain circumstances.  The material terms of Mr. Bauer’s Employment Agreement are discussed on pages 20-21.  Certain of our stock and incentive plans and programs, and certain of our retirement plans also include change-in-control provisions or additional benefits upon termination.  The following discussion explains the effects of termination, both within and outside of the context of a change-in-control, under the Key Employee Separation Plan, Mr. Bauer’s Employment Agreement, our stock and incentive plans and programs, and our applicable retirement plans.

Termination of Employment - Outside of a Change-in-Control

Other than in accordance with Mr. Bauer’s Employment Agreement, we are not obligated to pay severance to any executive officer, other than in certain circumstances related to a change-in-control.

Termination Provisions under Mr. Bauer’s Employment Agreement

Cash Severance.  Mr. Bauer is not entitled to severance if he is terminated by us for “cause” or if he voluntarily terminates his employment, other than if he terminates his employment for “good reason”, each as defined in the Employment Agreement.  If we terminate Mr. Bauer’s employment prior to a change-in-control and without “cause”, or if Mr. Bauer terminates his employment for “good reason”, he becomes entitled to the following:

A severance payment equal to the lesser of (a) the amount of the then Base Salary remaining to be paid to Mr. Bauer from the Termination Date until the Ending Date (2/1/2015), plus a pro-rata portion of the target payout under the Annual Incentive Plan and (b) two (2) times the then annual Base Salary plus two (2) times the target payout under the Annual Incentive Plan.  Assuming a termination date of December 31, 2012, this would have resulted in the payment of the remaining 25 months of Base Salary ($1,197,917) plus an incentive payout of $431,250 (100% of “target” payout given termination date of 12/31/12; payout would not be pro-rated).  Payment would be made within forty (40) days after the Termination, or earlier if required.

In the event Mr. Bauer’s employment was terminated due to death or disability, he becomes entitled to the following:

The amount earned under the Annual Incentive Plan pro-rated through Termination Date.  The estate would have been paid a lump sum equivalent to the value of Mr. Bauer’s 2012 Annual Incentive Plan payout of $160,139.

In the event of a Covered Change-in-Control Transaction (as defined in the Key Employee Separation Plan), Mr. Bauer would be entitled to the benefits under the Key Employee Separation Plan rather than the post-employment benefits provided by his Employment Agreement.

Termination Provisions Under Our Equity Compensation Plans and Programs

We provide equity-based and cash-based long-term incentive awards for executives (Please see the discussion in the Compensation Discussion & Analysis section of this proxy statement for further details of these programs).

Awards granted under our 1985, 1998 and 2006 incentive plans - Except as set forth below, none of our plans (or award agreements issued thereunder) provide for additional benefits in the event of termination of employment.  Also, participants have the right to exercise vested awards for a limited time following termination in the case of termination due to death, disability and retirement.

•

Death and Disability and Retirement:

Performance Share Unit Awards - In the event an awardee’s employment is terminated during the performance period on account of death, disability or retirement, the awardee will be entitled to receive payment for any performance units that would have been earned based on the achievement of the performance conditions applicable to such award, however, the awardee will only be entitled to receive a pro rata portion of the earned award based on the number of complete months served by the awardee during the entire performance period.

Annual Incentive Plan - The Annual Incentive Plan does not provide for additional benefits in the event of termination of employment, except in the case of death, disability and retirement.

•

Death, Disability and Retirement:

In the event an awardee’s employment is terminated during the performance period on account of death, disability or retirement, the awardee will be entitled to receive payment that would have been earned based on the achievement of the performance conditions applicable to such award, however, the awardee will only be entitled to receive a pro rata portion of the earned award based on the period served by the awardee during the entire performance period.

Termination Provisions Under our Supplemental Executive Retirement Plan

We maintain various retirement programs including Supplemental Executive Retirement Plan.  There are no additional benefits provided to the NEOs in the event of a termination of employment prior to a change-in-control; provided that, the executive is not entitled to benefits under this plan if that executive is terminated for “cause” or if the executive terminates his employment with the Company, other than pursuant to a retirement (including an early retirement approved by the Company), death or disability.

Termination of Employment - In Connection with a Change-in-Control

Termination Provisions under the Key Employee Separation Plan - Change-in-Control

Cash severance pay.  If a NEO’s employment is terminated during the 90 day period prior to a change-in-control or upon a change-in-control or within two years after a change-in-control, either by the executive for good reason or by the employer other than for cause, death or disability, the executive will receive in cash as severance pay (in addition to amounts earned by such NEO through the termination date) an amount equal to the product of:  the participants benefit factor (as noted on page 31 of this proxy statement) times the sum of (x) and (y) below:

(x)   executive’s base salary at the annual rate in effect on the Date of Termination, plus

(y)   the average of the past three incentives paid under the Annual Executive Incentive Plan

Continuation of medical and welfare benefits.  The NEO will receive the same or equivalent medical, dental and vision benefits (through the payment of the NEO’s COBRA premiums) that he received at the Date of Termination until the earlier to occur of:  (i) the NEO reaching the age of 65, (ii) the date the NEO is provided similar benefits by another employer, (iii) the period to which the NEO is entitled to coverage under COBRA.

Outplacement Services.  The Company will provide a payment of $15,000 to the NEO to cover outplacement assistant services.

Limitations:  To the extent that payments would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, such payments will be limited to the maximum amount permitted to be paid without causing any payments to be subject to the limitation of deductions under Section 280G of the Internal Revenue Code.

Termination Provisions Under Our Equity Compensation Plans and Programs - Change-in-Control

Equity-based and other cash-based long-term incentive awards.  The following provisions apply to previously granted and outstanding awards in the event of a change-in-control.

Restricted Stock Grants - All shares of outstanding restricted stock will become vested upon a change-in-control, regardless of whether a participant has been terminated.

Performance Share Unit Awards - There is no automatic acceleration or payment under Performance Share Units in the event of a change-in-control, but the Compensation Committee may make payment in its discretion.

Annual Incentive Plan - Upon a change-in-control (regardless of whether that person is terminated), a participant is entitled to a lump sum cash payment equal to a pro rata portion of the target bonus based on the portion of the year in which the participant was employed prior to the change-in-control.

Termination Provisions Under Our Supplemental Executive Retirement Plan - Change-in-Control

The benefits under the Supplemental Executive Retirement Plan (“SERP”) are not impacted in the event of solely a change-in-control.

The following tables detail the incremental payments and benefits (above those already disclosed in this proxy statement) to which the NEOs would have been entitled under each termination of employment and change-in-control scenario, assuming the triggering event occurred on December 31, 2012.  Please see the footnotes to the tables for additional information.

Robert P. Bauer	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1) (5)	$1,629,167	$160,139	$160,139	$160,139	$1,256,759
Benefits Continuation(2)					$30,235
Equity Awards (Unvested)(3) (6)		$125,215	$125,215	$125,215	$3,379,299	$3,379,299
Outplacement Services					$15,000
SERP(4)	$11,225	$11,225	$11,225	$11,225	$11,225

Totals	$1,640,392	$296,579	$296,579	$296,579	$4,692,518	$3,379,299

David J. Russo	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1) (5)		$61,967	$61,967	$61,967	$840,093
Benefits Continuation(2)					$30,235
Equity Awards (Unvested)(3) (6)		$195,089	$195,089	$195,089	$706,146	$706,146
Outplacement Services					$15,000
SERP(4)	$85,213	$85,213	$85,213	$85,213	$85,213

Totals	$85,213	$342,269	$342,269	$342,269	$1,676,687	$706,146

John F. Kasel	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1) (5)		$48,938	$48,938	$48,938	$745,698
Benefits Continuation(2)					$30,325
Equity Awards (Unvested)(3) (6)		$195,089	$195,089	$195,089	$488,946	$488,946
Outplacement Services					$15,000
SERP(4)	$49,479	$49,479	$49,479	$49,479	$49,479

Totals	$49,479	$293,506	$293,506	$293,506	$1,329,448	$488,946

Donald L. Foster	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1) (5		$46,194	$46,194	$46,194	$712,414
Benefits Continuation(2)					$30,325
Equity Awards (Unvested)(3) (6)		$195,089	$195,089	$195,089	$494,376	$494,376
Outplacement Services					$15,000
SERP(4)	$56,223	$56,223	$56,223	$56,223	$56,223

Totals	$56,223	$297,506	$297,506	$297,506	$1,308,338	$494,376

Merry L. Brumbaugh	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1) (5)		$116,050	$116,050	$116,050	$306,210
Benefits Continuation(2)					$30,325
Equity Awards (Unvested)(3) (6)		$118,094	$118,094	$118,094	$321,022	$321,022
Outplacement Services					$15,000
SERP(4)	$10,630	$10,630	$10,630	$10,630	$10,630

Totals	$10,630	$244,774	$244,774	$244,774	$683,187	$321,022

(1)

Under the Key Employee Separation Plan, the Lump Sum Cash Payment is base salary at end of 2012 plus the average of the past three incentives paid under the Annual Executive Incentive Plan multiplied by executive’s benefit factor.  The Key Employee Separation Plan provides that certain severance payments will be cut back to amounts that do not exceed each named executive officer’s respective safe harbor limit, as defined under the golden parachute rules of Internal Revenue Code Section 280G, however, the amounts reflected in the table show full payout value and assume no cut back.

(2)

Under the Key Employee Separation Plan, these benefits consist of continued medical, dental and vision benefits as described above.  Benefits continuation is the cost of COBRA for the Company based on NEO's benefit elections as of December 31, 2012.

(3)

Assumes full accelerated vesting of all unvested restricted stock using the closing price on December 31, 2012 of $43.44; assumes performance shares vesting at target and pro-rated for months elapsed as of December 31, 2012 for the thirty-six month performance period, using the closing price on December 31, 2012 of $43.44.

(4)

Payout of the SERP other than for retirement assumes the following:  the NEO was terminated due to involuntary termination by the Company (other than for cause), death or disability. A SERP payout would not be made to an NEO that terminated voluntarily for any reason other than a qualified retirement per definition in the Plan.

(5)	The “Lump Sum Severance” amounts under the categories of death, disability and retirement are the payouts related to the Annual Incentive Plan.

(6)

This is in reference to the Performance Share Award values that would be calculated in the “Non-Change-in-Control” situations of death, disability and retirement.  These values represent the pro rata portion of the earned award based on the number of complete months served by the awardee during the entire performance period.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company's financial reporting process on behalf of the Board.  The Audit Committee is responsible for the appointment, compensation and retention of the Corporation's independent registered public accountants.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2012.  The Audit Committee's Charter is available on the Company's website).  The Audit Committee held seven (two of which were telephonic) meetings during the 2012 fiscal year.

Management is responsible for the Company's internal controls and for the financial reporting process.  With respect to 2012, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.

The Audit Committee met and held discussions with E&Y, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company's accounting principles and E&Y's judgment regarding these matters.  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed relating to the conduct of the audit under the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") (AU Section 380).  The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.  The Audit Committee concluded that E&Y's independence had not been impaired.

The Audit Committee discussed with the Company's internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed the results of E&Y's quarterly review procedures with the Company's CEO, CFO and Controller and with E&Y prior to the Company's release of quarterly financial information.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

AUDIT COMMITTEE

Diane B. Owen, Chairman

Peter McIlroy II

Suzanne B. Rowland

ADDITIONAL INFORMATION

Management is not aware, at this time, of any other matters to be presented at the meeting.  If, however, any other matters should come before the meeting or any adjournment thereof, the proxies will be voted at the discretion of the proxy holders.

Representatives of E&Y are expected to be in attendance at the meeting to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.

If you wish to present a proposal for possible inclusion in our Proxy Statement for the 2014 annual meeting of shareholders pursuant to the SEC’s rules, you must send the proposal to:  Joseph S. Cancilla, Vice President, General Counsel & Secretary, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220.  Shareholder proposals for inclusion in our Proxy Statement for the 2014 annual meeting of shareholders must conform to the requirements of Rule 14A-8 of the Exchange Act and be received by the Secretary of the Company on or before December 13, 2013.

Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2014 Annual Meeting of Shareholders (other than through a shareholder proposal pursuant to the SEC’s rules) must notify the Secretary of the Company in writing and provide the information required by the provision of our By-Laws dealing with shareholder proposals. The notice must be delivered to or mailed and received by the Secretary no later than the close of business on the 90th day prior to (February 22, 2014) nor earlier than the close of business on the 120th day prior to (January 23, 2014) the date of the first anniversary of the annual meeting; provided, however, that in the event that the date of the 2014 annual shareholders’ meeting is more than 30 days before or more than 60 days after such anniversary date, notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2014 annual shareholder meeting and not later than the close of business on the later of the 90th day prior to the 2014 annual shareholder meeting or the 7th day following the day on which public announcement of the date of such meeting is first made.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is available to shareholders. A shareholder may obtain a copy of such Annual Report, including the financial statements and the financial statement schedules, free of charge on our website at www.lbfoster.com or by writing to the Investor Relations Department, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address with the same last name by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding”, is intended to provide extra convenience for shareholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once shareholders have received notice from their broker or the Company that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent.

If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or the Company if holding registered shares.  The Company will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.  Any such request should be addressed to:  Investor Relations Dept., L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220, or may be made by calling the Company at (412) 928-3417.

Pittsburgh, Pennsylvania

April 12, 2013

Exhibit A

L.B. FOSTER COMPANY

EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

(As Amended and Restated)

1.

Purpose of the Plan

The purpose of the L.B. Foster Company Executive Annual Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing incentives to officers and certain other key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company's significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

2.

Definitions

For the purpose of the Plan, the following definitions shall apply:

(a)

“Board” means the Board of Directors of the Company.

(b)

“Cause” means (i) termination due to (a) willful or gross neglect of duties or (b) willful misconduct in the performance of such duties, so as to cause material harm to the Company, (ii) termination due to the Participant committing fraud, misappropriation or embezzlement in the performance of such Participant’s duties or (iii) termination due to the Participant committing any felony of which such Participant is convicted and which, as determined in good faith by the Committee, constitutes a crime involving moral turpitude and results in material harm to the Company.  The Committee shall make all determinations of whether the Participant was terminated for Cause and any such determination shall be final and conclusive.

(c)

“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d)

“Change of Control” means the first to occur of any of the following:  (i) the consummation of any merger, consolidation or business combination in which the shareholders of L.B. Foster Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent company; (ii) the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions; (iii) the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding common stock of the L.B. Foster Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company’s common stock); or (iv) a contested election of directors, as a result of which or in connection with which the persons who were directors of the L.B. Foster Company before such election or their nominees cease to constitute a majority of the Board.

(e)

“Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(f)

“Company” means L.B. Foster Company and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.

(g)

“Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss of any payment of compensation by the Company under the Plan or any award granted thereunder.

(h)

“Participant” means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.

(i)

“Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(j)

“Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company's cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion,

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product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude or include the effect of events that occur during a Performance Period, including the following: the impairment of tangible or intangible assets; asset write-downs; changes in inventory methods; effects of price escalators; litigation or claim judgments or settlements; acquisitions or divestitures; gains/losses on the sale of assets; foreign exchange gains and/or losses; expenses related to stock offerings and stock repurchases; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company's annual report for the applicable period.

(k)

“Performance Period” means, in relation to any award, the calendar year or other fiscal period within the calendar year of less than 12 months for which a Participant's performance is being calculated, with each such period constituting a separate Performance Period.

(l)

“Section 409A” shall mean Section 409A of the Code and the regulations and other binding guidance promulgated thereunder.

(m)

“Retirement” means retirement of a Participant as determined and authorized by the Committee.

(n)

“Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

3.

Administration of the Plan

(a)

The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee's Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants who the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

(b)

Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards

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under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(c)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d)

The benefits provided under the Plan are intended to be excepted from coverage under Section 409A and the regulations promulgated thereunder and shall be construed accordingly.  Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4.

Participation in the Plan

Officers and key employees of the Company, as determined by the Committee, shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

5.

Incentive Compensation Awards

(a)

The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and

4

conditions of the award and the Performance Goals to be achieved. The maximum amount that may be awarded and paid under the Plan to a Participant for any calendar year shall not exceed USD $1,500,000.

(b)

With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

(c)

The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant's performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company's industry; (iii) the Company's financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6.

Payment of Individual Incentive Awards

(a)

After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved.  Subject to the provisions of the Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period on or before March 15th of such calendar year (“Payment Date”).  For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

Unless otherwise determined by the Committee or provided herein, Participants who have terminated employment with the Company prior to the actual payment of an award for any reason shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. If a Participant's

5

employment with the Company should terminate prior to the Payment Date by reason of death, Retirement or Total and Permanent Disability, the Participant's award shall be prorated to reflect the period of service during the Performance Period prior to death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant's estate, subject to the Committee's certification that the applicable Performance Goals and other material terms have been met. For purposes of this subparagraph, the prorated portion of an award shall be based on the ratio of the number of complete months the Participant is employed or serves during the Performance Period to the total number of months in the Performance Period.

(b)

In the event of a Change of Control during a Participant’s employment with the Company, in lieu of the payment provided in subparagraphs 6(a) hereof, the Participant shall be entitled to receive a lump sum cash payment equal to a pro rata target bonus for the year in which the Change of Control occurs, which shall be based on the portion of such year that the Participant was employed by the Company prior to the effective date of the Change of Control; provided, however, that the Committee may, in its sole discretion, determine that the Participant is not entitled to such payment upon a Change of Control.  Any payment made pursuant to the immediately preceding sentence shall be made contemporaneous with the Change of Control, or as soon as administratively feasible thereafter (but in no event later than 60 days following the effective date of the Change of Control).  For purposes of this subparagraph 6(b), the prorated portion of an award shall be based on the ratio of the number of complete months the Participant is employed or serves during the Performance Period through the date of the Change of Control to the total number of months in the Performance Period.

(c)

The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee.  All deferrals shall be made in accordance with the terms and procedures of the deferred compensation plan under which any such amounts are deferred.

7.

Amendment or Termination of the Plan

While the Company intends that the Plan shall continue in force from year to year, the Committee reserves the right to amend, modify or terminate the Plan at any time; provided, however, that no such modification, amendment or termination shall without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Paragraph 7 may be authorized and performed by the Committee in its sole and absolute discretion.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan. Notwithstanding any provision of the Plan to the contrary, in no event shall the Committee or Board (or any member

6

thereof), or the Company (or its employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law.

8.

Rights Not Transferable

A Participant's rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

9.

Funding/Payment

The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.  If any earned Award is not paid by the Payment Date due to administrative impracticality, such earned Award will be paid, without earnings, as soon as administratively practicable thereafter.

10.

Withholdings

The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant's participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

11.

No Employment or Service Rights

Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.

12.

Other Compensation Plans

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company , including arrangements that are not intended to comply with Section 162(m) of the Code.

13.

Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

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14.

Effective Date

The Plan, as amended and restated, shall become effective subject to approval and adoption of the Plan, as amended and restated, by the Company’s shareholders at the Company’s annual meeting to be held on May 23, 2013.  If this amendment and restatement of the Plan is not approved at such meeting, then the Plan as in effect immediately prior to May 23, 2013 shall remain in effect.

15.

Clawback

Notwithstanding any other  provisions in this Plan, any award granted hereunder which is or becomes subject to recovery under any Company policy adopted hereafter and required by law, regulation, or stock exchange listing requirement, shall be subject to such deductions, recoupment and clawback as may be required to be made pursuant to such Company policy.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

L.B. FOSTER COMPANY 415 HOLIDAY DRIVE PITTSBURGH, PA 15220-2729 ATTN: INVESTOR RELATIONS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1	Election of Directors			0	0	0
	Nominees:

	01)	Robert P. Bauer	02)	Lee B. Foster II	03)	Peter McIlroy II	04)	G. Thomas McKane 05) Diane B. Owen
	06)	William H. Rackoff	07)	Suzanne B. Rowland

The Board of Directors recommends you vote FOR proposals 2 and 3.									For	Against	Abstain

2	Ratify appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2013.								0	0	0

3	Advisory vote to approve Named Executive Officer compensation.								0	0	0

4	Approving The L.B. Foster Company Executive Annual Incentive Compensation Plan, as amended and restated.								0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2012 Annual Report to Shareholders is/are available at www.proxyvote.com.

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ANNUAL MEETING OF SHAREHOLDERS
May 23, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS

The shareholder(s) hereby appoint Lee B. Foster II and Robert P. Bauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L. B. Foster Company that the shareholder(s) is/ are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Daylight Time on May 23, 2013, at the Company's headquarters, 415 Holiday Drive, Pittsburgh, PA 15220, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED REPLY ENVELOPE